                                                                     EXHIBIT 4.9




                               TABLE OF CONTENTS

                                                                                                                     Page
         ARTICLE 1  DEFINITIONS                                                                                        4

         ARTICLE 2  DECLARATION OF TRUST; REMEDIES                                                                     9

                          2.1  Declaration and Acceptance of Trust                                                     9
                          2.2  Remedies                                                                               10
                          2.3  Determinations Relating to Collateral                                                  10
                          2.4  Right to Make Advances                                                                 11
                          2.5  Nature of Secured Parties' Rights                                                      11
                          2.6  Voting                                                                                 11

         ARTICLE 3  COLLATERAL ACCOUNT; COLLATERAL PROCEEDS ACCOUNTS; WITHDRAWALS FROM COLLATERAL ACCOUNT             12

                          3.1  Collateral Account                                                                     12
                          3.2  Collateral Proceeds Accounts                                                           12
                          3.3  "Trust Moneys" Defined                                                                 12
                          3.4  Withdrawal of Certain Net Cash Proceeds Aggregating Less Than $5 Million               13
                          3.5  Withdrawal of Trust Moneys Following an Unapplied Proceeds Offer                       13
                          3.6  Withdrawal of Trust Moneys for Reinvestment                                            14
                          3.7  Withdrawal of Trust Moneys on Basis of Retirement of Securities                        17
                          3.8  Withdrawal of Net Proceeds and Net Awards For Restoration                              17
                          3.9  Investment of Trust Moneys                                                             20

         ARTICLE 4  APPLICATION OF CERTAIN AMOUNTS                                                                    20

                          4.1  Application of Proceeds                                                                20
                          4.2  Release of Amounts in Collateral Proceeds Accounts                                     20
                          4.3  Payment Provisions                                                                     20

         ARTICLE 5  AGREEMENTS WITH COLLATERAL AGENT                                                                  21

                          5.1  Delivery of Debt Instruments                                                           21
                          5.2  Information as to Holders                                                              21
                          5.3  Compensation and Expenses                                                              21
                          5.4  Stamp and Other Similar Taxes                                                          21
                          5.5  Filing Fees, Excise Taxes, etc.                                                        22
                          5.6  Indemnification                                                                        22
                          5.7  Recording and Opinions, Further Assurance                                              22

         ARTICLE 6  COLLATERAL AGENT                                                                                  23

                          6.1  Acceptance of Trust                                                                    23
                          6.2  Exculpatory Provisions                                                                 23
                          6.3  Delegation of Duties                                                                   24
                          6.4  Reliance by the Collateral Agent                                                       24
                          6.5  Resignation or Removal of the Collateral Agent                                         25
                          6.6  Status of Successors to the Collateral Agent                                           25
                          6.7  Merger of the Collateral Agent                                                         25
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
                                                                     EXHIBIT 4.9




                          6.8  Appointment of Additional and Separate Collateral Agent                                26

         ARTICLE 7  TERMINATION; RELEASES OF COLLATERAL; EXPIRATION OF CERTAIN RIGHTS                                 27

                          7.1  Termination                                                                            27
                          7.2  Releases of Collateral                                                                 27
                          7.3  Form and Sufficiency of Release                                                        29
                          7.4  Purchaser Protected                                                                    30
                          7.5  Amendment of Collateral Documents                                                      30

         ARTICLE 8  MISCELLANEOUS                                                                                     31

                          8.1  Amendments, Supplements and Waivers                                                    31
                          8.2  Notices, Distributions and Payments                                                    31
                          8.3  Headings                                                                               32
                          8.4  Severability                                                                           32
                          8.5  Dealings with the Company                                                              32
                          8.6  Binding Effect                                                                         33
                          8.7  GOVERNING LAW                                                                          33
                          8.8  CONSENT TO JURISDICTION AND SERVICE OF PROCESS                                         33
                          8.9  Counterparts                                                                           33
                          8.10  Certain References                                                                    33
                          8.11  Powers Exercisable by Receiver or Trustee                                             34
                          8.12  Possession and Use of Collateral                                                      34
                          8.13  No Waiver, Discontinuance of Proceeding                                               34
                          8.14  Obligations Absolute                                                                  35

                                                                 EXHIBIT 4.9
THIS INSTRUMENT PREPARED BY:

James T. Easterling of
Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602

AFTER RECORDING, RETURN TO:
James T. Easterling of
Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602

                AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT ("Agreement"), dated as of December 18, 1997, by and among ACME METALS INCORPORATED, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60827 (together with its successors and assigns, the "Company"), ACME STEEL COMPANY, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60827 (together with its successors and assigns, "Acme Steel"), ACME PACKAGING CORPORATION, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60827 (together with its successors and assigns, "Acme Packaging," together with the Company and Acme Steel, the "Obligors"), Bankers Trust Company, having an address at 130 Liberty Street, One Bankers Trust Plaza, New York, New York 10006, as collateral agent for the New Secured Parties (as hereinafter defined) (in such capacity and together with its successors and assigns in such capacity, the "New Collateral Agent"'), and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), a national banking association, having an address at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, Connecticut, 06103, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined).

                                    RECITALS:

         A. Pursuant to that certain indenture (as amended by the First Supplemental Indenture dated as of December 3, 1997 (the "First Supplemental
Note Indenture") and as otherwise amended and restated, supplemented or otherwise modified from time to time, the "Note Indenture"), dated as of August 11, 1994, by and among the Company, the subsidiaries of the Company, as guarantors (the "Guarantors"), and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), as trustee (in such capacity and together with its successors and assigns in such capacity, the "Note Trustee") for the holders of the Senior Secured Notes (as hereinafter defined), the Company issued its 12 1/2% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes") in the aggregate principal amount of $125,000,000.

         B. Pursuant to that certain indenture (as amended by the First Supplemental Indenture dated as of December 3, 1997 (the "First Supplemental Discount Note Indenture" and, together with the First Supplemental Note Indenture, the "First Supplemental Indentures") and as otherwise amended and restated, supplemented or otherwise modified from

                                                                 EXHIBIT 4.9



time to time, the "Discount Note Indenture"; together with the Note Indenture, the "Indentures"), dated as of August 11, 1994, by and among the Company, the Guarantors and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), as trustee (in such capacity and together with its successors and assigns in such capacity, the "Discount Note Trustee"; together with the Note Trustee, the "Trustees") for the holders of the Senior Secured Discount Notes (as hereinafter defined), the Company issued its 13 1/2% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Discount Notes"; together with the Senior Secured Notes, the "Notes") in the aggregate principal amount of $117,958,000.

         C. Pursuant to that certain term loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing Term Loan Agreement"), dated as of August 4, 1994, by and among the Company, Lehman Commercial Paper Inc., as agent (the "Former Agent"), and the lenders party thereto (the "Former Lenders") the Company borrowed $50,000,000.

         D. The Company has purchased, pursuant to a Tender Offer and Consent Solicitation Statement dated November 13, 1997, a portion of the Senior Secured Notes and a portion of the Senior Secured Discount Notes and, as of the date hereof, the outstanding principal amount of Senior Secured Notes is $17,623,000 and the outstanding principal amount of Senior Secured Discount Notes is $669,000.

         E. The Existing Term Loan Agreement and all related instruments and agreements have been indefeasibly paid in full and the Company has been discharged of all its obligations thereunder in accordance with the terms thereof

         F. Pursuant to the First Supplemental Indentures, the Company is permitted to grant liens securing indebtedness ranking pari passu with the Notes and, in accordance therewith, the Company entered into that certain credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of December 18, 1997, by and among the Company, the lenders from time to time party thereto (the "New Lenders"), Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger (together with the Administrative Agent, the New Collateral Agent and the New Lenders, the "New Secured Parties"), under which the Company is borrowing $175,000,000.

         G. To secure the payment and performance by the Company of its obligations under the Debt Instruments (as hereinafter defined), it has executed and delivered to the Collateral Agent, for the benefit of the Original Secured Parties (as hereinafter defined), a certain company stock pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Company Stock Pledge"), dated as of August 11, 1994, pursuant to which the Company granted to the Collateral Agent, for the benefit of the Original Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Company Stock Pledge).

         H. To secure the payment and performance by Acme Steel of its obligations under the Debt Instruments it has executed and delivered to the Collateral Agent, for the benefit of the Original Secured Parties, (a) a certain mortgage (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Mortgage"), dated as of August 11, 1994, and recorded with the Recorder of Deeds of Cook County, Illinois, on August 12, 1994 as Document No. 94719172, pursuant to which Acme Steel granted to the Collateral

                                                                 EXHIBIT 4.9


Agent, for the benefit of the Original Secured Parties, a first priority mortgage lien on and security interest in certain of the Acme Steel Real Estate (as defined below) and the other Mortgaged Property (as defined in the Mortgage), (b) a certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of August 11, 1994, pursuant to which Acme Steel granted to the Collateral Agent, for the benefit of the Original Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Security Agreement) and (c) a certain subsidiary stock pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Subsidiary Stock Pledge"), dated as of August 11, 1994, pursuant to which Acme Steel granted to the Collateral Agent, for the benefit of the Original Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Subsidiary Stock Pledge) purported to be owned or held by it under the Subsidiary Stock Pledge.

         I. To secure the payment and performance by Acme Packaging of its obligations under the Debt Instruments it has executed and delivered to the Collateral Agent, for the benefit of the Original Secured Parties, the Subsidiary Stock Pledge pursuant to which Acme Packaging granted to the Collateral Agent, for the benefit of the Original Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Subsidiary Stock Pledge) purported to be owned or held by it under the Subsidiary Stock Pledge.

         J. To secure the payment and performance by the Company and the Guarantors of their obligations under the Credit Agreement and any Interest Rate Protection Agreement (as defined in the Credit Agreement) entered into with one or more New Lenders or any affiliate thereof (each such Lender or affiliate, a "Lender Interest Rate Protection Creditor," and each such Interest Rate Protection Agreement, a "Lender Interest Rate Protection Agreement"), the Company and each of the Guarantors has executed and delivered to the New Collateral Agent, for the benefit of the New Secured Parties and the Lender Interest Rate Protection Creditors, a certain pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "New Stock Pledge"), dated as of the date hereof, pursuant to which the Company and each of the Guarantors granted to the New Collateral Agent, for the benefit of the New Secured Parties and the Lender Interest Rate Protection Creditors, a first priority lien on and security interest in the Collateral (as defined in the New Stock Pledge).

         K. To secure the payment and performance of Acme Steel of its obligations as one of the Guarantors under the Credit Agreement and any Lender Interest Rate Protection Agreements, Acme Steel has executed and delivered to the New Collateral Agent, for the benefit of the New Secured Parties and the Lender Interest Rate Protection Creditors, (a) a certain mortgage (as amended, amended and restated, supplemented or otherwise modified from time to time, the "New Mortgage"), dated as of the date hereof, pursuant to which Acme Steel grated to the New Collateral Agent, for the benefit of the New Secured Parties and the Lender Interest Rate Protection Creditors, a first priority mortgage lien on and security interest in the real estate legally described on Exhibit A attached hereto (the "Acme Steel Real Estate") and the other Mortgaged Property (as defined in the New Mortgage) and (b) a certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "New Security Agreement"), dated as of the date hereof, pursuant to which Acme Steel granted to the New Collateral Agent, for the benefit of the New

                                                                 EXHIBIT 4.9


Secured Parties and the Lender Interest Rate Protection Creditors, a first priority lien on and security interest in the Collateral (as defined in the New Security Agreement).

         L. Certain other parties which may from time to time become additional senior debt creditors to the Obligors (each such creditor, an "Additional Secured Party" and collectively, the "Additional Secured Parties") may, in accordance with the provisions of the Credit Agreement, take a lien on and security interest in the Collateral to secure the Additional Senior Debt (as defined in the New Security Documents) and other obligations due such Additional Secured Parties.

         M. The Obligors, the Collateral Agent, the Trustees, the Former Agent and certain additional parties executed and delivered a certain collateral agency agreement (the "Existing Collateral Agency Agreement"), dated August 11, 1994, to evidence their agreement in respect of the Collateral (as hereinafter defined).

         N. The parties hereto are executing and delivering this Amended and Restated Collateral Agency Agreement to amend and restate the terms and conditions of the Collateral Agency Agreement to reflect (i) the termination of the Existing Term Loan Agreement, (ii) the execution and delivery of the Credit Agreement and the instruments and agreements related thereto and (iii) that, notwithstanding anything to the contrary contained in the Security Documents (as hereinafter defined), the agreement of the parties hereto that the Collateral subject to this Agreement shall be held by the Collateral Agent, from and after the date hereof, for the equal and ratable benefit of the Secured Parties (as hereinafter defined), which shall include the New Secured Parties and the Lender Interest Rate Protection Creditors but shall not include the Former Lenders.

                                   AGREEMENT:

The parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1. Definitions. (a) Capitalized terms that are not otherwise defined herein are used herein with the meanings given thereto in the Indentures, as in effect on the date of execution of this Agreement.

     (b) The following terms shall have the respective meanings set forth below:

     "Accredited Amount" means, with respect to the Senior Secured Discount Notes, the Accreted Value.

     "Acme Packaging" has the meaning set forth in the introductory paragraph hereto.

     "Acme Steel" has the meaning set forth in the introductory paragraph hereto.

     "Additional Secured Parties" has the meaning set forth in recital L hereto.

     "Additional Senior Debt" has the meaning set forth in recital L hereto.

     "Additional Undertaking" has the meaning set forth in Section 3.8.

     "Administrative Agent" has the meaning set forth in recital F hereto.

     "Agreement" has the meaning set forth in the introductory paragraph hereto.

     "Architect's Certificate" has the meaning set forth in Section 3.8.

     "CAA Supplement" has the meaning set forth in Section 8.1 1.

     "Collateral" means the Shared Collateral.

     "Collateral Account" has the meaning set forth in Section 3. 1 (a).

     "Collateral Agent" has the meaning set forth in the introductory paragraph hereto.

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
                                                                 EXHIBIT 4.9


     "Collateral Agent's Fees" means all fees, costs and expenses of the Collateral Agent of the type described in Sections 5.3, 5.4, 5.5 and 5.6.

     "Collateral Proceeds Accounts" has the meaning set forth in Section 3.2.

     "Company" has the meaning set forth in the introductory paragraph hereto.

     "Company Stock Pledge" has the meaning set forth in recital G hereto.

     "Credit Agreement" has the meaning set forth in recital F hereto.

     "Debt Instrument" means each of (i) the Note Indenture and the Senior Secured Notes and any related instruments or agreements, (ii) the Discount Note Indenture and the Senior Secured Discount Notes and any related instruments or agreements, (iii) the Credit Agreement and any related instruments or agreements, (iv) the notes, agreements and/or instruments which, at any time, collectively evidence or comprise any Additional Senior Debt and (v) any Lender Interest Rate Protection Agreements.

     "Directing Holders" means, at any time, the holders of Notes which constitute at least (i) 50%, or such greater amount as may be required under the applicable circumstances by the Note Indenture, in principal amount of Senior Secured Notes and (ii) 50%, or such greater amount as may be required under the applicable circumstances by the Discount Note Indenture, in principal amount of Senior Secured Discount Notes and (iii) Required Secured Creditors; provided, however, that for purposes of calculating the percentages set forth in this definition there shall not be counted the principal amount of any Notes (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent amounts to be applied to the payment of principal of or interest or premium on or with respect thereto, (B) which are owned or held by or on behalf of the Company or any of its Affiliates, or (C) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture. The Trustees acknowledge, on their own behalf and on behalf of the Noteholders, that as a result of this definition, the Collateral Agent may refuse to act unless the requisite percentage of Noteholders of both the Senior Secured Notes and the Senior Secured Discount Notes and the Required Secured Creditors vote consistently.

     "Discount Note Indenture" has the meaning set forth in recital B hereto.

     "Discount Note Trustee" has the meaning set forth in recital B hereto.

     "Distribution Date" means the date on which any funds are distributed by the Collateral Agent in accordance with the provisions of Section 4. 1.

     "Enforcement Notice" has the meaning set forth in Section 2.2.

     "Estimate" has the meaning set forth in Section 3.8.

     "Event of Default" means an Event of Default under the Note Indenture, the Discount Note Indenture or the Credit Agreement or any event, act or circumstance which would permit or result in the acceleration of any Additional Senior Debt or Lender Interest Rate Protection Agreement or the institution in respect thereof of any remedy by the Secured Party thereunder.

     "Existing Collateral Agency Agreement" has the meaning set forth in recital M hereto.

     "Existing Term Loan Agreement" has the meaning set forth in recital C hereto.

     "First Supplemental Discount Note Indenture" has the meaning set forth in recital B hereto.

     "First Supplemental Indentures" has the meaning set forth in recital B hereto.

     "First Supplemental Note Indenture" has the meaning set forth in recital A hereto.

     "Former Agent" has the meaning set forth in recital C hereto.

     "Former Lenders" has the meaning set forth in recital C hereto.

                                                                 EXHIBIT 4.9


     "Guarantors" has the meaning set forth in recital A hereto.

     "Indentures" has the meaning set forth in recital B hereto.

     "Lender Interest Rate Protection Agreements" has the meaning set forth in recital J hereto.

     "Loan" or "Loans" shall have the meaning given such terms in the Credit Agreement as in effect on the date hereof

     "Majority Holders of an Applicable Class" means, at any time, the holders of the Senior Secured Notes or the Senior Secured Discount Notes or the New Secured Parties or Additional Secured Parties or the Lender Interest Rate Protection Creditors who hold indebtedness which in principal amount constitutes more than 50% of the Total Amount of Secured Obligations of an Applicable Class; deed, however, that for purposes of calculating the percentage set forth in this definition there shall not be counted the principal amount of any Notes (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent amounts to be applied to the payment of principal of or interest or premium on or with respect thereto, (B) which are owned or held by or on behalf of the Company or any of its Affiliates or (C) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture.

     "Mortgage" has the meaning set forth in recital H hereto and any other mortgage, deed of trust or other instrument substantially in the form of the Mortgage described in recital H hereto executed and delivered pursuant to the provisions of this Agreement.

     "Mortgaged Property" has the meaning set forth in recital H hereto and any other "Mortgaged Property" as defined in any other Mortgage.

     "New Collateral Agent" has the meaning set forth in the introductory paragraph hereto.

     "New Lenders" has the meaning set forth in recital F hereto.

     "New Mortgage" has the meaning set forth in recital K hereto.

     "New Secured Parties" has the meaning set forth in recital F hereto.

     "New Security Agreement" has the meaning set forth in recital K hereto.

     "New Security Documents" means the New Mortgage, the New Security Agreement and the New Stock Pledge.

     "New Stock Pledge" has the meaning set forth in recital J hereto.

     "Note Indenture" has the meaning set forth in recital A hereto.

     "Note Trustee" has the meaning set forth in recital A hereto.

     "Noteholders" means the Senior Secured Noteholders and the Senior Secured Discount Noteholders, collectively.

     "Notes' has the meaning set forth in recital B hereto.

     "Obligors" has the meaning set forth in the introductory paragraph hereto.

     "Original Secured Parties" means (i) the Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Notes and the Note Indenture, (ii) the Discount Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Discount Notes and the Discount Note Indenture, (iii) the Former Agent, in respect of the applicable Debt Instruments including the Term Loan Agreement and (iv) the Collateral Agent, in respect of the Security Documents.

     "Pro Rata Share" with respect to any Secured Party means, at any date of determination thereof, the percentage derived by dividing (i) the total, without duplication, of all amounts owed to such Secured Party (whether by virtue of acceleration or otherwise) under or in respect of the Debt Instrument held or administered by such Secured Party (it being expressly understood that in the


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
                                                                 EXHIBIT 4.9


case of any Debt Instrument issued at a discount, the principal amount thereof at any time shall be limited to the Accreted Amount thereof), less the amount on deposit in the relevant Collateral Proceeds Account with respect thereto, by
(ii) the Total Amount of Secured Obligations; provided, however, that, for purposes of clause (i) of this definition, there shall not be counted any Notes which (A) have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated pursuant to the provisions of Article Eight of each Indenture and (B) are owned or held by or on behalf of the Company or any of the Company's Affiliates.

     "Required Secured Creditors" has the meaning given such term in the New Security Agreement as in effect on the date hereof.

     "Secured Obligations" means, at any time, the obligations of the Company and/or its subsidiaries from time to time under or in respect of the Debt Instruments (calculated, in the case of any Debt Instrument issued at a discount, as the Accreted Amount thereof).

     "Secured Party" means (i) the Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Notes and the Note Indenture, (ii) the Discount Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Discount Notes and the Discount Note Indenture,
(iii) the New Secured Parties, in respect of the applicable Debt Instruments including the Credit Agreement, (iv) the Collateral Agent, in respect of the Security Documents and (v) with respect to Secured Obligations under or in respect of any Debt Instrument constituting Additional Senior Debt or a Lender Interest Rate Protection Agreement, the trustee, agent or fiduciary in respect thereof and, if no such trustee, agent or fiduciary exists in respect thereof, the holders thereof collectively whose identities and addresses are actually known to the Collateral Agent.

     "Security Agreement" has the meaning set forth in recital H hereto.

     "Security Documents" means the Intercreditor Agreement, the Company Stock Pledge, the Mortgage, the Security Agreement, the Subsidiary Stock Pledge, the Indentures (to the extent the Indentures constitute security agreements under the UCC), the Credit Agreement (to the extent the Credit Agreement constitutes a security agreement under the UCC) and all other instruments or documents delivered by the Obligors evidencing or creating any Lien in favor of the Collateral Agent in all or any portion of the Collateral (including, without limitation, any additional security documents executed and delivered in connection with any Additional Senior Debt), in each case, as amended, amended and restated, supplemented or otherwise modified from time to time, but not including the New Security Documents.

     "Senior Secured Discount Noteholders" means holders of the Senior Secured Discount Notes.

     "Senior Secured Discount Notes" has the meaning set forth in recital B hereto.

     "Senior Secured Noteholders" means holders of the Senior Secured Notes.

     "Senior Secured Notes" has the meaning set forth in recital A hereto.

     "Shared Collateral" means the Pledged Collateral (as defined in each of the Company Stock Pledge, the Subsidiary Stock Pledge and the Security Agreement), the Mortgaged Property (as defined in the Mortgage) and the Collateral Account hereunder and any other property which may from time to time be subject to one or more of the Liens evidenced or created by any of the Security Documents.

     "Subsidiary Stock Pledge" has the meaning set forth in recital H hereto.

     "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in

                                                                 EXHIBIT 4.9


the state in which such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) to a date after the completion of such construction, (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens of the Security Documents) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey.

     "Title Policies" means any mortgagee policies of title insurance delivered to the Collateral Agent in connection with the issuance of the Notes and any other mortgagee policies of title insurance delivered to the Collateral Agent under the applicable Debt Instrument in connection with any Additional Senior Debt.

     "Total Amount of Secured Obligations" means, at any time, the total, without duplication, of all amounts then outstanding under or in respect of each of the Debt Instruments (calculated, in the case of Debt Instruments issued at a discount, as the Accredited Amount thereof), less, in each case, (A) the amount of cash collateral on deposit in the Collateral Proceeds Accounts with respect thereto and (B) the principal amount of any Notes which (I) have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated pursuant to the provisions of Article Eight of each Indenture and (II) are owned or held by or on behalf of the Company or any of the Company's Affiliates.

     "Total Amount of Secured Obligations of an Applicable Class" means, at any time, the total, without duplication, of all amounts then outstanding under or in respect of the Senior Secured Notes, the Senior Secured Discount Notes, the Credit Agreement, any issue of Additional Senior Debt or any Lender Interest Rate Protection Agreement, less, in each case (A) the amount of cash collateral on deposit in the Collateral Proceeds Account with respect thereto and (B) the principal amount of any Notes which (I) have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated pursuant to the provisions of Article Eight of each Indenture and (II) are owned or held by or on behalf of the Company or any of the Company's Affiliates.

     "Trustees" has the meaning set forth in recital B hereto.

     Trust Estate" means (i) the right, title and interest of the Collateral Agent in, to and under each of the Security Documents, (ii) the right, title and interest of the Collateral Agent in, to and under each of the Title Policies and
(iii) the amounts from time to time held in the Collateral Proceeds Accounts.

     "Trust Moneys" has the meaning set forth in Section 3.3 hereof.

     "Valuation Date" has the meaning set forth in Section 7.2(b) hereof.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

                                                                 EXHIBIT 4.9


                                    ARTICLE 2

                         DECLARATION OF TRUST; REMEDIES

     2.1 Declaration and Acceptance of Trust. Each of the Collateral Agent and the New Collateral Agent hereby declares, and the Obligors and the Secured Parties (by their acceptance of the benefits of this Agreement) agree that, notwithstanding the date, manner or order of perfection of the security interest and liens granted to the Collateral Agent or the New Collateral Agent, and notwithstanding any provisions of any applicable law or decision or the Debt Instruments, or whether the Collateral Agent or the New Collateral Agent holds possession of all or any part of the Collateral, or the granting provisions of any Mortgage or New Mortgage or security instrument or the provisions of any financing statement, the Collateral Agent holds the Collateral constituting the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary, as applicable) as provided herein and the security interest of the Collateral Agent and the New Collateral Agent in and to the Collateral, including the lien of the Mortgage and the lien of the New Mortgage, is pari passu. By acceptance of the benefits of this Agreement and the Security Documents each Secured Party and each Person for whom such Secured Party acts as trustee, agent or fiduciary, as applicable, (i) consents to the appointment of the Collateral Agent as agent hereunder and grants the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder, (ii) confirms that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party (or Person, as applicable) to make claims under and otherwise act in all respects as the beneficiary of the Title Policies and for enforcement of any remedies under or with respect to any Security Document (including, without limitation, the Intercreditor Agreement) and the giving or withholding of any consent or approval relating to any Collateral or the Security Documents (including, without limitation, the Intercreditor Agreement) or any obligations with respect thereto or otherwise take any action on behalf of the Secured Parties contemplated in the Security Documents (including, without limitation, to receive opinions, maintain collateral accounts and exercise remedies), (iii) agrees that, except as provided in this Agreement, such Secured Party (or Person, as applicable) shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Security Documents or itself make any claim under the Title Policies (except that, subject to clause (iv) below, such Secured Party may bring any suit, action or proceeding to enforce such Secured Party's Debt Instrument or any interest therein), and (iv) agrees that such Secured Party (or Person, as applicable) shall not bring any suit, action, or proceeding to enforce such Secured Party's Debt Instrument or any interest therein (including any individual bond, note or similar instrument comprising a portion of a Debt Instrument) if doing so could, under the laws of any applicable jurisdiction, cause to be applicable any "one action rule" or other law or defense which could adversely affect any Secured Party's rights and remedies in respect of any Collateral.

                                                                 EXHIBIT 4.9


     2.2 Remedies. Upon the occurrence and during the continuance of an Event of Default in respect of any Debt Instrument, the Majority Holders of an Applicable Class in respect of such Debt Instrument (or, if the Secured Party in respect of such Debt Instrument is a trustee, agent or fiduciary, such Secured Party) shall in one or more writings addressed to the Collateral Agent specify that an Event of Default has occurred and is continuing and shall state the nature thereof (each such writing, an "Enforcement Notice"). Such Enforcement Notice may also indicate what rights or remedies available to the Collateral Agent or the Secured Parties with respect to the Collateral the Secured Party requests be exercised by the Collateral Agent on behalf of all Secured Parties. Each Enforcement Notice shall generally describe the nature of and relevant facts relating to such Event of Default and that such notice is being delivered by the Majority Holders of an Applicable Class of a Debt Instrument or by the Secured Party in respect of a Debt Instrument who is a trustee, agent or fiduciary and is authorized by and entitled to bind such holders. Upon the receipt of an Enforcement Notice by the Collateral Agent, the Collateral Agent shall, within three Business Days thereafter, notify each Secured Party and the Company in writing that the Collateral Agent has received such Enforcement Notice, enclosing a copy of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect hereunder only if such notice shall have been given and not rescinded, annulled or withdrawn in writing by the applicable Secured Party. In the event an Enforcement Notice is inconsistent with any previously delivered Enforcement Notice, the Collateral Agent shall, as soon as practicable, but in any event within three Business Days of obtaining knowledge of such inconsistency, give notice thereof to all Secured Parties. Thereafter, subject to the provisions hereof relating to indemnification of the Collateral Agent, the Collateral Agent shall exercise the right or remedy directed by the Directing Holders as reported to the Collateral Agent in writing by the Directing Holders as contemplated in Section 2.6 of this Agreement and any other actions not inconsistent with such direction.

     2.3 Determinations Relating to Collateral. Prior to the occurrence and continuance of an Event of Default and receipt of an Enforcement Notice from the Majority Holders of an Applicable Class or a Secured Party, in the event (i) the Collateral Agent shall receive any written request from any Obligor under any Security Document (other than the Indentures or the Credit Agreement) for consent or approval with respect to any matter or thing relating to any Collateral or such Obligor's obligations with respect thereto (including, without limitation, consent to amendment of the documents relating to the Modernization Project as required by Section 6(i) of the Security Agreement) and which matter or thing is, under the terms of any applicable Security Document, of a nature such that the Collateral Agent shall not be entitled to respond thereto or determines not to respond thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Security Document (other than the Indentures or the Credit Agreement) any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of such Obligor set forth in any Security Document (other than the Indentures or the Credit Agreement), then, in each such event, the Collateral Agent shall, within three Business Days, advise all Secured Parties in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has become aware. The Directing Holders shall have the exclusive authority to direct the

                                                                 EXHIBIT 4.9


Collateral Agent's response to any of the circumstances contemplated in clauses
(i), (ii) and (iii) above. In the event the Collateral Agent shall be required to respond to any of the circumstances contemplated in this Section 2.3, the Collateral Agent shall be entitled, at the sole cost and expense of the Company, to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent shall respond thereto. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Directing Holders.

     2.4 Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, subject to
Section 6.4(c), the Collateral Agent, any Secured Party or any Person for whom a Secured Party acts as trustee, agent or fiduciary shall be entitled to make, but not be obligated to make, such advance. Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the rate borne by the Senior Secured Discount Notes, by the Obligors upon demand by the Collateral Agent or such Secured Party or Person, as the case may be, and if the Obligors fail to comply with any such demand, out of the proceeds of any sale of or other realization upon any Collateral distributed pursuant to clause FIRST of Section
4.1. In the event any Secured Party shall receive any funds which, under this
Section 2.4, belong to the Collateral Agent or any other Secured Party (or Person for whom a Secured Party acts as trustee, agent or fiduciary), such Secured Party shall remit such funds promptly to the Collateral Agent for distribution to the Collateral Agent or such other Secured Party (or Person), as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Agent or such other Secured Party (or Person), as the case may be.

     2.5 Nature of Secured Parties' Rights. All of the Secured Parties (and each Person for whom a Secured Party acts as trustee, agent or fiduciary) shall be bound by any instruction or direction given by the Directing Holders pursuant to this Agreement to the extent any such instruction or direction is within the powers or rights granted to such group under this Agreement.

     2.6 Voting. In each case where any vote or consent of the Directing Holders is required or desired to be made or determined hereunder or under the Intercreditor Agreement, each Secured Party shall, in accordance with the provisions of its Debt Instrument, advise in reasonable detail in writing the Persons for whom it acts as trustee, agent or fiduciary of the matters or things to which such vote or consent pertain and afford such Persons an opportunity to indicate (which may be accomplished by affirmative act or failure to act within a reasonably prescribed time period) a response to the matters or things set forth in such writing. The results of such voting or consent solicitation shall be promptly reported in writing to the Collateral Agent and shall be certified as correct to the best knowledge of such Secured Party. Any determination as to whether a vote or consent of the Directing Holders has been obtained shall be made by the Collateral Agent on the basis of such written information, which information may be conclusively relied upon by the Collateral Agent. The Collateral Agent shall not be liable for errors in such determinations unless the Collateral Agent shall have been grossly negligent or shall have acted in bad faith in connection therewith.

                                                                 EXHIBIT 4.9


                                    ARTICLE 3

                COLLATERAL ACCOUNT; COLLATERAL PROCEEDS ACCOUNTS;

                       WITHDRAWALS FROM COLLATERAL ACCOUNT

     3.1 Collateral Account. (a) At all times hereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent, the single collateral account which was established on August 11, 1994 and entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be maintained by the Collateral Agent at its corporate trust offices. All Trust Moneys which are received by the Collateral Agent shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent as part of the Trust Estate in accordance with the provisions of this Agreement.

     (b) Each of the Note Trustee, the Discount Note Trustee and the New Collateral Agent hereby appoints and constitutes the Collateral Agent as its agent for the administration of the Collateral Account.

     (c) The Collateral Agent shall take such actions with respect to the Collateral Account as shall be directed in writing by the Directing Holders and shall hold, apply and release funds held in the Collateral Account in accordance with the provisions hereof as directed by the Directing Holders to the extent not inconsistent with this Agreement and the Debt Instruments; provided, however, that notwithstanding the foregoing, so long as no Event of Default is continuing and no Enforcement Notice is in effect, application of Trust Moneys held in the Collateral Account by the Collateral Agent pursuant to the direction of the Company shall not require the consent of any Secured Party, holder of Notes or holder of Additional Senior Debt if and to the extent such direction is made by the Company in compliance with all of the terms and provisions hereof and each Debt Instrument and if all of the conditions precedent herein and therein for the effectiveness of such direction have been satisfied in full all of which shall be certified to the Collateral Agent as required herein and therein.

     3.2 Collateral Proceeds Accounts. The Collateral Agent has established and shall maintain, at the office of its corporate trust division, a separate collateral trust account (each, a "Collateral Proceeds Account"), which may be sub accounts or notional accounts of one account, for each of the Secured Parties in respect of its Debt Instrument until the earlier of (i) the termination of this Agreement or (ii) the indefeasible payment in full, in cash, to all Secured Parties of all Obligations owing to such Secured Parties. All funds on deposit in the Collateral Proceeds Accounts shall be held, applied and disbursed by the Collateral Agent as part of the Trust Estate in accordance with the terms of this Agreement.

     3.3 "Trust Moneys" Defined. All cash or Cash Equivalents received by the Collateral Agent:

          (i) upon the release of Property from the Lien of the Security Documents; or

                                                                 EXHIBIT 4.9


          (ii) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it) including, without limitation, proceeds of any insurance received pursuant to Section 1.13 of any Mortgage; or

          (iii) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent (including any proceeds received pursuant to Section 1.13 of any Mortgage in respect of the sale or other disposition of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of a governmental authority) or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

          (iv) for application hereunder, in the Indentures, in the Credit Agreement, in the Debt Instruments constituting Additional Senior Debt, in the Lender Interest Rate Protection Agreements or in the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or therein;

(all such moneys being herein sometimes called "Trust Moneys"); shall be held by the Collateral Agent for the equal and ratable benefit of the Secured Parties as a part of the Trust Estate and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to enforcement of the Security Documents, said Trust Moneys shall be applied in accordance with Section 4.1 hereof, but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Collateral Agent, from time to time as provided herein.

     3.4 Withdrawal of Certain Net Cash Proceeds Aggregating Less Than $5 Million. In accordance with Section 4.06(b)(A) of each of the Indentures,
Section 3.02(d) of the Credit Agreement and any analogous provisions of any Debt Instrument evidencing Additional Senior Debt, to the extent that any Trust Moneys consist of Available Proceeds Amounts and the aggregate amount of all Available Proceeds Amounts (whether derived from one or more Asset Sales, insurance or eminent domain or similar proceedings) received by the Company or the Collateral Agent to date is less than $5 million, such Trust Moneys may be withdrawn by the Company (but only to the extent that such withdrawal is otherwise permitted by the respective Debt Instruments) and shall be paid by the Collateral Agent upon a request by a Company Order and upon receipt by the Secured Parties of (i) an Officers' Certificate certifying that such Trust Moneys constitute Available Proceeds Amounts described above and that all such amounts received to date are less than $5 million and (ii) all opinions, certificates and other documentation required by the TIA, if any, as certified to the Collateral Agent by the Company.

Upon compliance with the foregoing provisions of this Section 3.4, the Collateral Agent shall apply the Trust Moneys as directed and specified in such Company Order.

     3.5 Withdrawal of Trust Moneys Following an Unapplied Proceeds Offer. To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Collateral Agent as a result of an Asset Sale and an Unapplied Proceeds Offer or

                                                                 EXHIBIT 4.9


any mandatory payment, as the case may be, has been made in accordance with
Section 4.06 of each of the Indentures, Section 3.02(d) of the Credit Agreement and the analogous provisions of any Debt Instrument evidencing Additional Senior Debt, such Trust Moneys shall be used to make a repayment to the extent required by the Credit Agreement, and the remaining amount (if any) of such Trust Monies may be withdrawn by the Company and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

     (a) An Officers' Certificate, dated not more than five days prior to the Unapplied Proceeds Offer Payment Date certifying:

          (i) that no Default or Event of Default exists and that the release of the Trust Moneys will not result in a Default or Event of Default;

          (ii) (A) that such Trust Moneys constitute Net Cash Proceeds, (B) that pursuant to and in accordance with Section 4.06 of each of the Indentures,
     Section 3.02(d) of the Credit Agreement and the analogous provisions of any Debt Instrument evidencing Additional Senior Debt, the Company has made an Unapplied Proceeds Offer or mandatory payment, as the case may be, (C) the amount of Trust Moneys to be applied to the repurchase of the Notes and any Debt Instruments evidencing Additional Senior Debt pursuant to the Unapplied Proceeds Offer or any mandatory payment, as the case may be, (D) the amount of Trust Moneys to be released to the Company, and (E) the Unapplied Proceeds Offer Payment Date, if any; and

          (iii) that all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such application of Trust Moneys have been complied with; and

     (b) All opinions, certificates and other documentation required under the TIA, if any, as certified to the Collateral Agent by the Company.

     Upon compliance with the foregoing provisions of this Section 3.5, the Collateral Agent shall apply the Trust Moneys as directed and specified by such Company Order.

     3.6 Withdrawal of Trust Moneys for Reinvestment. To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Collateral Agent as the result of an Asset Sale and the Company intends to invest such Net Cash Proceeds in a Related Business Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

     (a) An Officers' Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.06 of each of the Indentures, Section 3.02(d) of the Credit Agreement and the analogous provisions of any Debt Instrument evidencing Additional Senior Debt,
(ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys

                                                                 EXHIBIT 4.9


will not result in a Default or Event of Default hereunder, (iv) the parties executing any and all documents required under the provisions of this Section were duly authorized to do so, and (v) all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such release have been complied with;

     (b) If the Related Business Investment to be made is an investment in real property:

          (i) a Mortgage or other instrument or instruments in recordable form sufficient to grant to the Collateral Agent for the equal and ratable benefit of the Secured Parties (A) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgage executed and delivered on the Issue Date and (B) a valid first priority mortgage Lien on such real property subject to no Liens other than Prior Liens of the types permitted under the Mortgage delivered on the Issue Date and, if the real property is a leasehold or easement interest, such Mortgage or other instrument or instruments shall include normal and customary provisions with respect thereto, in each case together with evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Lien;

          (ii) a Title Policy (or a commitment to issue title insurance) insuring that the Lien of the instruments delivered pursuant to clause (i) above constitutes a valid and perfected first priority mortgage Lien on such real property in an aggregate amount equal to the fair market value of the real property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions of the type included in the Title Policy or otherwise delivered to the Collateral Agent on the Issue Date with respect to the Mortgaged Property;

          (iii) in the event such real property has a fair value in excess of $250,000, a Survey with respect thereto;

          (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the real property to the Lien of any applicable Security Document and to perfect such Lien;

          (v) an Officers' Certificate stating that the Company has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such real property and that, in the reasonable and good faith judgment of the issuer thereof such real property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such real property, together with a copy of the written report of such expert,; and

          (vi) such further documents, opinions, certificates or instruments (including, without limitation (A) policies or certificates of insurance, (B) UCC, judgment and tax lien searches, (C) consents, approvals, estoppels and tenant subordination agreements and (D)

                                                                 EXHIBIT 4.9


     Officers' Certificates in respect of compliance with local codes or ordinances relating to building or fire safety or structural soundness and the adequacy of utility services) as are customarily provided to institutional mortgage lenders;

     (c) If the Related Business Investment is not an investment in real property:

          (i) an instrument sufficient to grant to the Collateral Agent, for the equal and ratable benefit of the Secured Parties (A) substantially the same rights and remedies in respect of such personal property interest as granted thereto under the Security Agreement, the Company Stock Pledge or the Subsidiary Stock Pledge, as the case may be, executed and delivered on the Issue Date and (B) a valid first priority Lien on such personal property interest subject to no Liens other than Liens permitted under such instrument, together with evidence of the filing of such financing statements and other instruments as may be necessary to perfect such Liens; and

          (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Security Document;

     (d) An Opinion of Counsel substantially stating:

          (i) that the instruments that have been or are therewith delivered to the Collateral Agent conform to the requirements of this Agreement and the Security Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 3.6, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 3.6;

          (ii) that the Collateral Agent, for the benefit of the Secured Parties, has a valid and perfected lien on such Related Business Investments, that the same and every part thereof are subject to no Liens prior to the Lien of the Security Documents, except Liens permitted under the Security Documents; and

          (iii) that all of such Obligor's right, title and interest in and to said Related Business Investments, are then subject to the Lien of the Security Documents;

     (e) All certificates, opinions and other documentation required under the TIA, if any, as certified to the Collateral Agent by the Company.

Upon compliance with the foregoing provisions of this Section 3.6, the Collateral Agent shall apply the Released Trust Moneys as directed and specified by such Company Order.

                                                                 EXHIBIT 4.9


     3.7 Withdrawal of Trust Moneys on Basis of Retirement of Securities. Trust Moneys may be withdrawn by the Company to be applied to the redemption and retirement of the Notes or the repayment of any Loans and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

     (a) A Board Resolution requesting the withdrawal and payment of a specified amount of Trust Moneys; and

     (b) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and (ii) all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such withdrawal and application have been complied with.

     Upon compliance with the foregoing provisions of this Section 3.7, the Collateral Agent shall apply the Trust Moneys as directed and specified by such Company Order.

     3.8 Withdrawal of Net Proceeds and Net Awards For Restoration. To the extent that any Trust Moneys consist of either Net Proceeds or Net Awards received by the Collateral Agent pursuant to Section 1.13 of any Mortgage and such Net Proceeds or Net Awards are required to be applied or may be applied by the Obligor thereunder to effect a Restoration of the affected Collateral, such Trust Moneys may be withdrawn by the Company (to the extent permitted by the respective Debt Instruments) and shall be paid by the Collateral Agent upon a request by a Company Order to reimburse such Obligor for expenditures made, or to pay costs incurred, by such Obligor to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Secured Parties of the following:

     (a) An Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys stating:

          (i) that expenditures have been made, or costs incurred, by such Obligor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof at the date of the expenditure or incurrence thereof by such Obligor;

          (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 3.8;

          (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any Collateral;

                                                                 EXHIBIT 4.9


          (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of such Obligor's business;

          (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by such Obligor has been used or operated by any Person other than such Obligor in a business similar to that in which such property has been or is to be used or operated by such Obligor, and whether the fair value to such Obligor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000, or at least 1% of the aggregate principal amount of the outstanding Notes and Loans, collectively;

          (vi) that no Default or Event of Default under any Debt Instrument shall have occurred and be continuing; and

          (vii) that all conditions precedent herein and in the Debt Instruments relating to such withdrawal and payment have been complied with;

     (b) An Opinion of Counsel substantially stating:

          (i) that the instruments that have been or are therewith delivered to the Collateral Agent conform in all material respects to the requirements of this Agreement and the Security Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 3.8 (and without any investigation as to any factual matter discussed within those instruments), all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 3.8; and

          (ii) upon the payment therefor during the performance and at completion of the Restoration work and the construction or installation thereof upon the Mortgaged Property, the buildings, fixtures, and personalty (other than non-UCC Property) comprising the Restoration work shall become subject to the lien of the Mortgage and other Security Documents pertinent thereto. The foregoing opinion does not address the priority of the lien of the Mortgage or other Security Documents with respect to competing Liens (if any) on the Restoration work.

     (c) A certificate of an independent, reputable architect, engineer or appraiser acceptable to Collateral Agent and licensed in the state where the Premises (as defined in the applicable Mortgage) are located, stating:

          (i) that, based upon the observations of the architect at the site of the Restoration work and its review of the contractor's application for payment, the Restoration work to which the payment request relates has progressed to the point indicated therein and, to the best of the Architect's knowledge, information and belief, is in accordance with the Plans and Specifications (as defined in the applicable Mortgage) and the other documents forming the contract for construction of the Restoration work (collectively, the "Contract Documents")

                                                                 EXHIBIT 4.9


     subject (with respect to certifications relating to all payments other than the final payment upon completion of the Restoration work) to an evaluation of the Restoration work for conformance with the Contract Documents on substantial completion, results of subsequent tests and inspections and minor deviations from the Contract Documents correctable prior to completion;

          (ii) the sums requested are required to reimburse such Obligor for payments by such Obligor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration pursuant to the Contract Documents, and that, when added to the sums, if any, previously paid out by Collateral Agent, such sums do not exceed the amount due under the Contract Documents to the date of such Architect's Certificate (as defined in the applicable Mortgage);

          (iii) whether or not the Estimate (as defined in the applicable Mortgage) continues to be accurate, and if not, what the entire cost of such Restoration under the Contract Documents is then estimated to be; and

          (iv) that the amount of the Net Proceeds or Net Awards, as the case may be, plus any amount received by Collateral Agent under an Additional Undertaking (as defined in the applicable Mortgage) remaining after giving effect to such payment, based upon the Contract Documents in effect as of the date of the certification and the contractors most recent sworn statement setting forth the amounts yet to become due the contractor and its subcontractors, a copy of which is attached will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

     (d) an endorsement (or the title insurers commitment to issue an endorsement upon receipt of advice that the funds requested have been disbursed) to the mortgage title policy for the property affected by the Restoration work
(i) extending the effective date of the insurance thereunder to the date of the disbursement of funds requested, (ii) insuring that no mechanics liens arising from the Restoration work have been filed of record to such date, (iii) insuring against mechanics liens arising with respect to that portion of the Restoration work for which the request for disbursement is made thereunder, and (iv) reflecting no other liens or additional Schedule B exceptions to such title policy. Said commitment and endorsement shall be in form substantially the same as that attached to the Disbursement Agreement as Attachment 1.

     (e) If such request is the final request for any payment, in addition to the documentation required by (a), (b), (c) and (d) above, such request shall be accompanied by: an Officers' Certificate stating that all occupancy certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration have been obtained; and

     (f) All other documentation required under TIA ss. 314(d), if any.

Upon compliance with the foregoing provisions of this Section 3.8, the Collateral Agent shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid

                                                                 EXHIBIT 4.9


equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 3.8, or the fair value to such Obligor of such repairs, rebuildings and replacements, as stated in such Officers' Certificate, whichever is less.

     3.9 Investment of Trust Moneys. (a) All or any part of any Trust Moneys held by the Collateral Agent shall from time to time be invested or reinvested by or on behalf of the Collateral Agent in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Trust Estate, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

     (b) The Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 3.9.

                                    ARTICLE 4

                         APPLICATION OF CERTAIN AMOUNTS

     4.1 Application of Proceeds. In the event that there shall have occurred an Event of Default, and by virtue of the exercise of remedies in respect thereof or in connection therewith, the Collateral Agent receives any amount or proceeds from the sale or disposition of or realization upon any Collateral (including, without limitation, proceeds of any claim under the Title Policies), the Collateral Agent shall apply such amount or proceeds as soon as practicable after receipt as follows:

     FIRST: To the Collateral Agent in an amount equal to the Collateral Agent's fees and expenses, including reasonable attorney's fees and expenses which are unpaid as of the applicable Distribution Date and to any Secured Party or other Person which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party or Person and to reimburse to the Collateral Agent and any Secured Party or other Person the amount of any advance made pursuant to Section 2.4 (with interest thereon at a rate per annum equal to two percent (2%) in excess of the highest rate payable under the Notes);

     SECOND: To each Secured Party in an amount equal to the product of (i) the total amount available for distribution on such Distribution Date under this clause SECOND attributable to such Shared Collateral and (ii) such Secured Party's Pro Rata Share; and

     THIRD: After payment in full of all Secured Obligations in accordance with the provisions of clause SECOND above, to the Company or the successors or assigns of the Company as their interests may appear, or to such Person who may be lawfully entitled to receive the same.

     4.2 Release of Amounts in Collateral Proceeds Accounts. Amounts on deposit in a Collateral Proceeds Account with respect to Secured Obligations shall be paid to the applicable Secured Party as contemplated in Section 4.1 hereof upon receipt by the Collateral Agent of a certificate from such Secured Party setting forth the name of the Person to whom payment should be made and the amount owing to such Secured Party and stating that such amount will be applied to the payment of Secured Obligations.

     4.3 Payment Provisions. For the purposes of Section 4.1, all interest to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as

                                                                 EXHIBIT 4.9


among the Secured Parties and irrespective of whether recognized or allowed by any bankruptcy proceeding, be treated as due and owing on the Secured Obligations; provided, however, that no default rate of interest in excess of 2% per annum in excess of the rate borne by such Secured Obligations in the event there would have been no default shall be taken into account for purposes of
Section 4.1.

                                    ARTICLE 5

                        AGREEMENTS WITH COLLATERAL AGENT

     5.1 Delivery of Debt Instruments. On the date hereof, the Company shall deliver to the Collateral Agent a true and complete copy of each of the Debt Instruments to which it and/or any other Obligor is a party and which the Collateral Agent has not received prior to the date hereof as in effect on the date hereof. Promptly upon the execution thereof, the Company shall deliver to the Collateral Agent a true and complete copy of any and all amendments, modifications or supplements of or to any Debt Instrument to which it and/or any other Obligor is a party and copies of any Debt Instrument it and/or any other Obligor hereafter delivers.

     5.2 Information as to Holders. The Company shall deliver to the Collateral Agent by January 15 in each year, and from time to time upon request of the Collateral Agent, a list setting forth, by each Debt Instrument, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) to the extent known to the Company and/or the other Obligors, the names of the Secured Parties and the unpaid principal amount thereof owing to each Secured Party (or the Persons for whom such Secured Party acts as trustee, agent or fiduciary). The Company shall furnish to the Collateral Agent within thirty days after the date hereof a fist setting forth the name and address of each party to whom notices must be sent under the Debt Instruments to which it and/or any other Obligor is a party and which have not been delivered to the Collateral Agent prior to the date hereof and the Company shall furnish promptly to the Collateral Agent any changes or additions to such list.

     5.3 Compensation and Expenses. The Obligors shall pay to the Collateral Agent, from time to time upon demand, (i) compensation (which shall be reasonable and not in excess of the Collateral Agent's customary compensation for similar services and shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate and (ii) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the fees and disbursements of its counsel and such financial or investment advisor and special counsel as the Collateral Agent elects to retain) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, and the enforcement of any provisions hereof, or
(b) incurred or required to be advanced in connection with the administration of the Trust Estate, the investment of the Trust Moneys, and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and in and to the Collateral and the Trust Estate. The obligations of the Obligors under this Section 5.3 shall survive the termination of the other provisions of this Agreement.

     5.4 Stamp and Other Similar Taxes. The Obligors shall indemnify and hold harmless the Collateral Agent and each Secured Party (and each Person for whom any Secured Party acts as trustee, agent or fiduciary) from any present or future claim for liability for any mortgage, stamp, recording, intangibles or other similar tax and any penalties or interest with

                                                                 EXHIBIT 4.9


respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document or any Secured Obligation. The obligations of the Obligors under this Section 5.4 shall survive the termination of the other provisions of this Agreement.

     5.5 Filing Fees, Excise Taxes, etc. The Obligors shall pay or reimburse the Collateral Agent for any and all amounts in respect of all search, filing, intangible, transfer, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, any Security Document or any Secured Obligation to the extent the same may be paid or reimbursed by the Obligors without subjecting the Collateral Agent or any Secured Party to any civil or criminal liability. The obligations of the Obligors under this Section 5.5 shall survive the termination of the other provisions of this Agreement.

     5.6 Indemnification. (a) Each Obligor agrees to, jointly and severally, pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents unless arising from the gross negligence or willful misconduct of the Collateral Agent. Without limiting the foregoing sentence in any way, the Obligors shall also indemnify the Collateral Agent for, and hold it harmless against, any loss or liability incurred by the Collateral Agent (including reasonable attorneys' and consultants' fees and court costs) arising from or relating to any Environmental Laws or Hazardous Materials (as such terms are defined in the Mortgage) concerning the Mortgaged Property (as such term is defined in the Mortgage) or any breach or alleged breach by the Obligors of any representation, warranty or covenant in the Mortgage, provided such is not due to the Collateral Agent's willful violation of any Environmental Laws.

     (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Security Document, the Obligors shall, jointly and severally, save, indemnify and keep the Collateral Agent and each of the Secured Parties (and each Person for whom any Secured Party acts as trustee, agent or fiduciary) harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Agent or such Secured Party (or Person), as the case may be, arising out of a breach by the Obligors of any obligation set forth in this Agreement, and all such obligations of the Obligors shall be and remain enforceable against and only against the Obligors. The provisions of this Section 5.6 shall survive the termination of the other provisions of this Agreement.

     5.7 Recording and Opinions, Further Assurance. (a) Each Obligor shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Secured Parties and the Collateral Agent under this Agreement and the other Security Documents to all property comprising the Collateral. The Obligors shall from time to time promptly pay all financing and

                                                                 EXHIBIT 4.9


continuation statement recording and/or filing fees, charges and taxes relating to this Agreement and the other Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

     (b) The Company shall furnish to the Collateral Agent yearly, simultaneous with its delivery to the Trustees, the Opinion of Counsel called for in Section
10.02 of the Indentures.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Obligors, the Obligors shall promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits intended to be provided by this Agreement.

                                    ARTICLE 6

                                COLLATERAL AGENT

     6.1 Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the trust created by this Agreement upon the terms and conditions hereof, including those contained in Article 5 and in this
Article 6. The Collateral Agent's duties in respect of the Trust Estate shall include, without limitation, the review of applications of the Obligors or others for consents, waivers, releases or other matters relating to the Trust Estate or the Collateral and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.2 and 2.3.

     6.2 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Obligors. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Obligors thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Security Documents or this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate, except that, subject to the provisions of Section 6.4(c), in the event the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall use reasonable efforts to preserve the part in its possession.

     (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Obligors of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party (or any Person for whom a Secured Party acts as trustee, agent or fiduciary), the Collateral Agent may rely on a certificate as to such amount from any trustee, agent or fiduciary constituting or representing such Secured Party and if any such Secured Party shall not provide such information to the Collateral Agent, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in the applicable Collateral

                                                                 EXHIBIT 4.9


Proceeds Account) until such Secured Party has provided such information to the Collateral Agent.

     (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Security Document or any Debt Instrument except for its own gross negligence or willful misconduct.

     (d) Notwithstanding anything to the contrary contained in this Agreement, the Indentures, the Credit Agreement or any of the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose the Mortgage or otherwise exercise its remedies to acquire control or possession of the Mortgaged Property, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that the Collateral Agent may incur liability under the Environment Laws as the result of the presence at, or release on or from, the Mortgaged Property of any Hazardous Materials unless the Collateral Agent has received security or indemnity, from a Secured Party or holders of Indebtedness benefiting from this Agreement, in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.

     6.3 Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct in the employment of such agents or attorneys-in-fact.

     6.4 Reliance by the Collateral Agent. (a) The Collateral Agent may consult with counsel, and any opinion of such counsel (who shall not be employees of the Obligors) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

     (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any Enforcement Notice, resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document as to which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Security Document.

     (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Agent, and liability relating in any way to Environmental Law and/or Hazardous Materials.

                                                                 EXHIBIT 4.9


     (d) The Collateral Agent shall not be responsible in any way for, nor shall it have a duty or obligation to, monitor, manage or perform the Company's policies, practices or compliance with Environmental Laws or Hazardous Materials relating to Mortgaged Property.

     6.5 Resignation or Removal of the Collateral Agent. (a) The Collateral Agent may at any time, (i) by giving written notice to the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents pursuant to the terms of paragraph (b) hereof or (ii) be removed from its capacity as the Collateral Agent by the Directing Holders. If no successor collateral agent or collateral agents shall be appointed and approved within sixty days from the date of the giving of the aforesaid notice of resignation or within sixty days from the date of such removal, the Collateral Agent (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation or such removal) shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act hereunder. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed pursuant to the terms of paragraph (b) hereof

     (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent or for any other cause, a successor collateral agent or collateral agents may be appointed
(i) automatically under the circumstances provided by Section 7.08(b) of each of the Indentures or (ii) in all other cases, by the Directing Holders, and in each of the cases described in clauses (i) and (ii) of this paragraph (b), the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law).

     (c) The appointment and designation referred to in subsection 6.5(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors, but such predecessor or predecessors shall, nevertheless, on the written request of the Directing Holders, the Obligors or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents.

     (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Obligors. The resignation of any collateral agent or collateral agents and the instrument or

                                                                 EXHIBIT 4.9


instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article 6 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Obligors, wherever this Agreement is recorded, registered and filed.

     6.6 Status of Successors to the Collateral Agent. Except as permitted by
Section 6.5, every successor to the Collateral Agent appointed pursuant to
Section 6.5 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

     6.7 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

     6.8 Appointment of Additional and Separate Collateral Agent. Whenever (i) the Collateral Agent shall deem it necessary or prudent (in accordance with the advice or opinion of its counsel) in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case' the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Agent either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Agent, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. The Obligors and the Secured Parties hereby consent to all actions taken by the Collateral Agent under the foregoing provisions of this Section 6.8.

                                                                     EXHIBIT 4.9

                                   ARTICLE 7

                                  TERMINATION;
                            RELEASES OF COLLATERAL;
                          EXPIRATION OF CERTAIN RIGHTS

         7.1 Termination. This Agreement shall terminate when all amounts owing in respect of the Secured Obligations under or in respect of (i) the Note Indenture and the Senior Secured Notes and any related instruments and agreements and (ii) the Discount Note Indenture and the Senior Secured Discount Notes and any related instruments and agreements shall have been indefeasibly paid in full in cash or at such time as such Secured Obligations otherwise have been defeased in accordance with the applicable Debt Instrument and the Obligors and its subsidiaries are discharged of their obligations under each such Debt Instrument in accordance with its terms; provided, however, that if such Debt Instrument is subject to reinstatement as provided in Section 8.05 of the Indentures, this Agreement shall likewise be reinstated.

         7.2  Releases of Collateral.   (a)  Immediately following the
termination of this Agreement, the Company shall be entitled to obtain a full release of all of the Collateral from the Liens of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 of each of the Indentures for satisfaction and discharge of the Indentures or for defeasance pursuant to Section 8.02(b) of each of the Indentures. Upon delivery by the Company to the Secured Parties of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight of each of the Indentures), the Collateral Agent shall forthwith take all necessary action (at the request of and the expense of the Obligors) to release and reconvey to the New Collateral Agent all of the Collateral, and shall deliver such Collateral in its possession to the New Collateral Agent including, without limitation, the execution and delivery of releases and satisfactions wherever required.

Upon compliance with the foregoing provisions of this Section 7.2(a), all rights and obligations of the Collateral Agent under this Agreement shall terminate.

         (b) The Company shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral (other than Trust Moneys) (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Secured Parties the following:

                 (i) A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price to be received is at least equal to the fair market value of the Released Interests,
         (D) stating that the release of such Released Interests will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests is a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.03 of each of the Indentures, Sections 7.02 and 7.06 of the Credit Agreement and the analogous provisions of the Debt Instruments evidencing any Additional Senior Debt, (F) certifying that such Asset Sale complies with the terms and conditions of Section 4.06 of each of the Indentures, Sections

                                                                     EXHIBIT 4.9




         3.02(d) and 7.02 of the Credit Agreement and the analogous provisions of the Debt Instruments evidencing any Additional Senior Debt, (G) in the event that there is to be a substitution of Property for the Collateral subject to the Asset Sale, specifying the Property intended to be substituted for the Collateral to be disposed of and (H) shall be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                 (ii) An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 4.06 of each of the Indentures, Sections 3.02(d) and 7.02 of the Credit Agreement and the analogous provisions of the Debt Instruments evidencing any Additional Senior Debt, (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to Section 4.06 of each of the Indentures, Section 3.02(d) of the Credit Agreement and the analogous provisions of the Debt Instruments evidencing any Additional Senior Debt, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Released Interest will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with;

                 (iii) The Net Cash Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Collateral Agent pursuant to Section 4.06 of each of the Indentures, Sections 3.02(d) and 7.02 of the Credit Agreement and the analogous provisions of the Debt Instruments evidencing any Additional Senior Debt and, if any property other than cash or cash equivalents is included in such consideration, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the opinion of counsel reasonably satisfactory to the Collateral Agent (which may include counsel to the Company), to subject to the Lien of the Security Documents all the right, title and interest of the Company or its Subsidiary, as the case may be, in and to such property;

                 (iv) If any Released Interest is only a portion of a discrete parcel of real property, evidence that a title company shall have committed to issue an endorsement to the Title Policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to Prior Liens (as defined in the applicable Mortgage); and

                 (v) All certificates, opinions and other documentation required by the TIA, if any, as certified to the Collateral Agent by the Company.

Upon compliance with the foregoing provisions of this Section 7.2(b), the Collateral Agent shall cause to be released and reconvened to the appropriate Obligor, the Released Interests.

         (c) The Company shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all of any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Secured Parties the following:

                 (i) An Officers' Certificate certifying that (A) such Property has been taken by eminent domain and the amount of the award therefor, or that such Property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other

                                                                     EXHIBIT 4.9




         governmental authority to purchase, or to designate a purchaser, or order a sale of such Property and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;

                 (ii) Subject to the requirements of any Prior Lien (as defined in the applicable Mortgage) on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Three hereof, and

                 (iii) All opinions, certificates and other documentation required by the TIA, if any, as certified to the Collateral Agent by the Company.

Upon compliance with the foregoing provisions of this Section 7.2(c), the Collateral Agent shall cause to be released and reconvened to the appropriate Obligor, the aforementioned items of Collateral.

         (d) Subject to paragraphs (a), (b) and (c) above, so long as no Event of Default is continuing and no Enforcement Notice is in effect, in each case where any Security Document or Debt Instrument specifically permits the Company to obtain a release of Collateral upon compliance with the provisions set forth therein (it being expressly understood that if there shall not exist any Event of Default and no Enforcement Notice is in effect, then no consent from any party to this Agreement is necessary for such compliance), the Collateral Agent shall, upon receipt of evidence from the Company of such compliance, and subject to the next sentence, release from the Lien of such Security Document such Collateral (it being expressly understood that this sentence of this Section 7.2 shall not be construed as in any way limiting, amending, supplementing or waiving any of the procedures to be followed under such Security Document or Debt Instrument or any of the conditions precedent (including, without limitation, delivery of instruments, Officers' Certificates and Opinions of Counsel) to be satisfied thereunder). In each case where any Debt Instrument specifically permits the Company to obtain a release of Collateral upon compliance with the provisions set forth therein, the Collateral Agent shall, upon receipt of a written direction from all Secured Parties confirming that such proposed release complies with the provisions of the Debt Instruments, release such Collateral from the Lien of the Security Documents. In the event that neither the Debt Instruments nor any Security Document specifically contemplates the Company's right to obtain a particular release of Collateral which shall be requested by the Company, the Lien of any instrument comprising a portion of the Trust Estate shall be released in whole or in part by the Collateral Agent acting solely at the direction and with the consent of the Directing Holders.

         7.3 Form and Sufficiency of Release. In the event that the Company has or has caused to be sold or exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 7.2 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Agreement and the Security Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Agreement and as constituting a

                                                                     EXHIBIT 4.9




good and valid release of the property therein described from the Lien of the Security Documents.

         7.4 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold in accordance herewith be under any obligation to ascertain or inquire into the authority of the Company to make or cause to be made any such sale or other transfer.

         7.5 Amendment of Collateral Documents. The Directing Holders shall have the exclusive authority to direct the Collateral Agent to amend, supplement or waive any provision of any Title Policy or any Security Document (other than the Indentures, the Credit Agreement or any of the provisions of any Debt Instrument constituting Additional Senior Debt or Lender Interest Rate Protection Agreements), in each case without any consent or approval, or prior notice, to any other Secured Party; provided, however, that (A) to the extent any amendment, supplement or waiver releases the Collateral, the same shall be governed by the provisions of Section 7.2 and not this Section 7.5 and (B) no such amendment, supplement or waiver shall affect the right of any Secured Party (or any Person for whom a Secured Party acts as trustee, agent or fiduciary) not consenting thereto in writing to equal and ratable security to the extent and for the periods contemplated by this Agreement; and provided, further, that the consent of no Secured Party signatory hereto or of any holder of Notes or of Additional Senior Debt shall in any event be required to amend, supplement or modify any Security Document (other than the Indentures and the Credit Agreement) to make any customary, technical and/or conforming changes thereto to the extent necessary to secure, and provide for the rights, remedies and Obligations of, any Additional Senior Debt thereunder in the manner contemplated herein and therein.

                                                                     EXHIBIT 4.9




                                   ARTICLE  8

                                 MISCELLANEOUS

         8.1 Amendments, Supplements and Waivers. The Directing Holders, the Collateral Agent and the Obligors may, from time to time, amend, supplement or waive any provision hereof, provided, however, that no such amendment, supplement or waiver shall adversely affect the rights of any Secured Party to equal and ratable security to the extent and for the periods contemplated by this Agreement unless consented to by all holders of the Senior Secured Notes, Senior Secured Discount Notes, the Lenders or interests in any other Debt Instrument constituting Additional Senior Debt or Lender Interest Rate Protection Agreements affected thereby. Any amendment, supplement or waiver made in compliance with the provisions of the preceding sentence of this Section shall be binding upon the Secured Parties and their respective successors and assigns. Notwithstanding the foregoing, the Obligors, the Collateral Agent and any Secured Party in respect of any Additional Senior Debt may, without the consent of any Secured Party signatory hereto, make any customary, technical and/or conforming amendments to this Agreement to the extent necessary to make such Secured Party a party hereto and to give effect to the ratable proceeds distribution provisions contemplated herein.

         8.2  Notices, Distributions and Payments.

         (a) In each case herein or in any Security Document where any payment or distribution is to be made or notice is to be given to Secured Parties, (i) such payments, distributions and notices in respect of the Senior Secured Notes shall be made to the Note Trustee for the benefit of the Senior Secured Noteholders, (ii) such payments, distributions and notices in respect of the Senior Secured Discount Notes shall be made to the Discount Note Trustee for the benefit of the Senior Secured Discount Noteholders, (iii) such payments, distributions and notices shall be made to the Administrative Agent for the benefit of the Lenders, (iv) such payments, distributions and notices in respect of the holders of any Additional Senior Debt shall be made to the Additional Secured Party in respect thereof and (v) such payments, distributions and notices in respect of any Lender Interest Rate Protection Agreements shall be made to the Lender Interest Rate Protection Creditors in respect thereof

         (b) All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                 (i)      If to the Obligors, to them at the Company's address
         at:
                                  13500 South Perry Avenue
                                  Riverdale, Illinois  60827
                                  Attention:      Corporate Secretary with a
                                                     copy to the Treasurer
                                  Telephone No.:  (708) 849-2500
                                  Telecopier No.: (708) 841-6010

                 (ii)     If to the Collateral Agent, to it at its address at:
                                  Goodwin Square
                                  225 Asylum Street, 23rd Floor
                                  Hartford, Connecticut  06103
                                  Attention:      Corporate Trust Administration
                                  Telephone No.:  (860) 244-1806
                                  Telecopier No.: (860) 244-1889

                                                                     EXHIBIT 4.9




                 (iii)    If to the Note Trustee, to it at its address at:
                                  Goodwin Square
                                  225 Asylum Street, 23rd Floor
                                  Hartford, Connecticut  06103
                                  Attention:      Corporate Trust Administration
                                  Telephone No.:  (860) 244-1806
                                  Telecopier No.: (860) 244-1889

                 (iv)     If to the Discount Note Trustee, to it, at its
         address at:
                                  Goodwin Square
                                  225 Asylum Street, 23rd Floor
                                  Hartford, Connecticut  06103
                                  Attention:      Corporate Trust Administration
                                  Telephone No.:  (860) 244-1806
                                  Telecopier No.: (860) 244-1889

                 (v)      If to the Administrative Agent, to it at its address
         at:
                                  8400 Sears Tower
                                  233 South Wacker Drive
                                  Chicago, Illinois  60606
                                  Attention:      Dan Horn
                                  Telephone No.:  (312) 993-8095
                                  Telecopier No.: (312) 993-8218

                 (vi) If to holders of Additional Senior Debt or any Lender Interest Rate Protection Creditor, to it or them at the address(es) provided by it or them in writing to the Company and the Collateral Agent.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five business days after being deposited in the mail, postage prepaid, when telexed, answer back received and when telecopied, receipt acknowledged.

         8.3 Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         8.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.5 Dealings with the Company. Upon any application or demand by the Company to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any Security Document, the Company shall furnish to the Collateral Agent an Officers' Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Agreement or such Security Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

                                                                     EXHIBIT 4.9




         8.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns and nothing herein or in any Security Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trust Estate.

         8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         8.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE OBLIGORS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE OBLIGORS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE OBLIGORS DESIGNATE AND APPOINT CT CORPORATION SYSTEM, WITH AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS THEIR AGENT TO RECEIVE ON THEIR BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE OBLIGORS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE OBLIGORS C/O THE COMPANY AT ITS ADDRESS PROVIDED FOR IN PARAGRAPH (D)) ABOVE EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE OBLIGORS REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, THE OBLIGORS HEREBY AGREE THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE OBLIGORS IN THE COURTS OF ANY OTHER JURISDICTION.

         8.9 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         8.10 Certain References. Wherever in this Agreement the Collateral Agent is permitted or required to take any action or make any election only upon the direction and with the consent of the Directing Holders, the Collateral Agent

                                                                     EXHIBIT 4.9




shall not be required to account to the Obligors to prove the direction and consent of the Directing Holders to take such action or make such election, and the taking of such action or the making of such election by the Collateral Agent shall be deemed conclusive proof, as between the Obligors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, that such action or election was authorized. The Obligors shall not raise as a defense to any action, claim, counterclaim or proceeding involving this Agreement or any Security Document, any claim that any action taken or election made by the Collateral Agent was not authorized by the Directing Holders if such action or election was taken or made after the giving of a notice referred to in Section 2.2(a), if applicable, and after any such direction to the Collateral Agent.

         8.11 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Agreement upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Agreement.

         8.12 Possession and Use of Collateral. Subject to and in accordance with the provisions of the Debt Instruments and the Security Documents, so long as no Default or Event of Default shall have occurred and be continuing, each Obligor shall have the right to remain in possession and retain exclusive control of the Collateral owned or held by it (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Security Documents), to operate, manage, develop, use and enjoy such Collateral (other than Trust Moneys) to alter or repair any such Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).

         8.13    No Waiver, Discontinuance of Proceeding.

                 (i) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by the law cumulative and are not exclusive of any remedies provided by law.

                 (ii) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Obligors, the Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                                                                     EXHIBIT 4.9




         8.14 Obligations Absolute. All obligations of the Obligors hereunder shall be absolute and unconditional irrespective of:

                 (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Obligor;

                 (ii) any lack of validity or enforceability of any Note, any Debt Instrument governing Additional Senior Debt or any other agreement or instrument relating thereto;

                 (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Debt Instrument governing Secured Obligations, or any other agreement or instrument relating thereto;

                 (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                 (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Debt Instrument governing Secured Obligations except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.1; or

                 (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor.

                                                                     EXHIBIT 4.9




IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  ACME METALS INCORPORATED
                                  By:
                                        Name:
                                        Title:
                                  ACME STEEL COMPANY
                                  By:
                                       Name:
                                       Title:

                                  ACME PACKAGING CORPORATION
                                  By:
                                        Name:
                                        Title:

                                  STATE STREET BANK AND TRUST
                                    COMPANY, as Collateral Agent

                                  By:
                                        Name:
                                        Title:

                                  STATE STREET BANK AND TRUST
                                    COMPANY, as Note Trustee
                                  By:
                                        Name:
                                        Title:

                                  STATE STREET BANK AND TRUST
                                    COMPANY, as Discount Notes Trustee
                                  By:
                                        Name:
                                        Title:

                                  BANKERS TRUST COMPANY, as
                                    Administrative Agent
                                  By:
                                        Name:
                                        Title:

                                                                     EXHIBIT 4.9





STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

On this 18th day of December, 1997, before me personally came
__________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of Acme Metals Incorporated, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

On this 18th day of December, 1997, before me personally came
__________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of Acme Steel Company, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

On this 18th day of December, 1997, before me personally came
__________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of Acme Packaging Corporation, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF CONNECTICUT      )
                          ) ss.:
COUNTY OF HARTFORD        )

On this 18th day of December, 1997, before me personally came __________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of State Street Bank and Trust Company, as Collateral Agent, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF CONNECTICUT      )
                          ) ss.:
COUNTY OF HARTFORD        )

On this 18th day of December, 1997, before me personally came __________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of State Street Bank and Trust Company, as Discount Note Trustee, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF CONNECTICUT      )
                          ) ss.:
COUNTY OF HARTFORD        )

On this 18th day of December, 1997, before me personally came __________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of State Street Bank and Trust Company, as Note Trustee, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

On this 18th day of December, 1997, before me personally came
__________________ who, being by me duly sworn, did state as follows: that [s]he is __________________________ of Bankers Trust Company, as Administrative Agent, that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

__________________________________
Notary Public

                                                                     EXHIBIT 4.9




                               LEGAL DESCRIPTION

This Exhibit consists of legal descriptions for six "Tracts" of land listed on the following 18 pages as follows:

         Tract N941292            -        5 pages
         Tract N941292A           -        4 pages
         Tract N941292B           -        5 pages
         Tract N941292C           -        1 page
         Tract N941292D           -        1 page
         Tract N941292E           -        2 pages


                               LEGAL DESCRIPTION
                               (RIVERDALE PLANT)
                                (TRACT N941292)

***(AFFECTS TRACT.- N941292):

PARCEL 1

ALL THAT PART OF THE SOUTHEAST 66 1/4 OF SECTION OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING NORTH OF A LINE PARALLEL WITH AND 658.08 FEET SOUTH OF THE NORTH LINE OF THE SOUTHEAST 1/4 OF
SECTION 33 AND WEST OF THE RIGHT-OF-WAY OF PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY, IN COOK COUNTY, ILLINOIS.

ALSO

PARCEL 2

THAT PART OF PERRY AVENUE (66 FOOT WIDE) AS VACATED BY ORDINANCE RECORDED AS DOCUMENT NUMBER 95871550 AND 97815719 BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE WEST LINE OF PERRY AVENUE, SAID WEST LINE BEING 551 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF THE SOUTHEAST QUARTER OF
SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ALSO SAID POINT BEING 658.08 FEET SOUTHERLY OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE EASTWARDLY ON A LINE THAT IS 658.08 FEET SOUTHERLY OF AND PARALLEL TO THE NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 66 FEET TO A POINT ON A LINE THAT IS 617 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE SOUTHERLY ON THE LAST DESCRIBED LINE, A DISTANCE OF 160 FEET TO A POINT 818.08 FEET SOUTHERLY OF SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE WESTERLY ON A STRAIGHT LINE A DISTANCE OF 70.09 FEET MORE OR LESS TO A POINT ON THE WEST LINE OF SAID PERRY AVENUE, SAID POINT BEING 136.50 FEET SOUTHERLY (AS MEASURED ON THE WEST LINE OF SAID PERRY AVENUE) OF THE POINT OF BEGINNING; THENCE NORTHERLY A DISTANCE OF 136.50 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ALSO

                                                                     EXHIBIT 4.9




PARCEL 3

AN IRREGULAR PARCEL OF LAND SITUATED IN THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND IN BLOCK 20 IN OWNERS SUBDIVISION IN THE SOUTHEAST QUARTER OF SAID SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, LOCATED IN THE VILLAGE OF RIVERDALE DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF PERRY AVENUE AS DEDICATED OCTOBER 16, 1925, SAID WEST LINE BEING 551 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, SAID POINT BEING 658.08 FEET SOUTHERLY OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE SOUTHWARDLY ALONG SAID WEST LINE OF PERRY AVENUE A DISTANCE OF 136.5 FEET; THENCE NORTHWESTWARDLY ON A STRAIGHT LINE 77.85 FEET TO A POINT 73.35 FEET WESTERLY OF THE SAID WEST LINE OF PERRY AVENUE AND 768.49 FEET SOUTHERLY OF SAID NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE NORTHWESTWARDLY ON A CURVED LINE WITH A RADIUS OF 1910 FEET CONVEX TO THE NORTHEAST A DISTANCE OF 652.6 FEET MORE OR LESS TO A POINT ON THE NORTHERLY PROPERTY LINE OF THE BALTIMORE AND OHIO CHICAGO TERMINAL RAILROAD COMPANY IN THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 33, SAID POINT BEING 162.40 FEET WESTERLY FROM THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33, SAID NORTHERLY PROPERTY LINE BEING ALSO THE SOUTH LINE OF ACME FOREST VIEW SUBDIVISION, SAID CURVED LINE INTERSECTING THE SAID WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33, 665.0 FEET SOUTHERLY OF THE SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE EASTERLY FROM THE LAST DESCRIBED POINT AND ALONG THE SAID NORTHERLY PROPERTY LINE OF THE BALTIMORE AND OHIO CHICAGO TERMINAL RAILROAD COMPANY
162.40 FEET TO A POINT ON THE SAID WEST LINE OF THE SOUTHEAST QUARTER OF
SECTION 33; SAID POINT BEING 658.08 FEET SOUTHERLY OF THE SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE CONTINUING EASTWARDLY ON A LINE THAT IS 658.08 FEET SOUTHERLY OF AND PARALLEL TO SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 551 FEET TO THE PLACE OF BEGINNING.

ALSO

                                                                     EXHIBIT 4.9




PARCEL 4

AN IRREGULAR PARCEL OF LAND IN BLOCKS 20 AND 21 IN OWNERS SUBDIVISION IN THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF PERRY AVENUE AS DEDICATED OCTOBER 16, 1925, SAID EAST LINE OF STREET BEING 617 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, SAID POINT OF BEGINNING BEING 658.08 FEET SOUTH OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SAID
SECTION 33, THENCE EASTWARDLY ON A STRAIGHT LINE PARALLEL WITH AND 658.08 FEET BY RECTANGULAR MEASUREMENT SOUTH OF THE SAID NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 310.8 FEET MORE OR LESS TO A POINT ON THE SOUTHWESTERLY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND-ST. LOUIS RAILROAD'S 100 FOOT RIGHT-OF-WAY; THENCE SOUTHEASTWARDLY ALONG THE SAID SOUTHWESTERLY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD, A DISTANCE OF 476.00 FEET, THENCE NORTHWESTWARDLY ON A STRAIGHT LINE
640.7 FEET MORE OR LESS TO A POINT ON THE SAID EAST LINE OF PERRY AVENUE 818.08 FEET SOUTH OF SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE NORTHWESTWARDLY ALONG SAID EAST LINE OF PERRY AVENUE 160 FEET TO POINT OF BEGINNING ALL IN RIVERDALE;

(EXCEPTING THEREFROM THAT PART THEREOF DESCRIBED AS FOLLOWS:)

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF 100 FOOT RIGHT-OF-WAY OF PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD, WHICH IS 476 FEET (MEASURED ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE) SOUTHEAST FROM THE POINT OF INTERSECTION OF SAID SOUTHWESTERLY RIGHT-OF-WAY LINE WITH A LINE 658.08 FEET (BY RECTANGULAR MEASUREMENT) SOUTH OF AND PARALLEL WITH THE NORTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 33 AND RUNNING THENCE NORTHWESTWARDLY ALONG A STRAIGHT LINE (WHICH LINE IF EXTENDED WOULD INTERSECT A LINE 617 FEET EASTERLY FROM AND PARALLEL WITH THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33 AT A POINT 818.08 FEET SOUTH OF THE NORTH LINE OF SAID SOUTHEAST QUARTER) A DISTANCE OF 106.67 FEET TO A POINT; THENCE NORTHEASTWARDLY ALONG A STRAIGHT LINE A DISTANCE OF 64.62 FEET MORE OR LESS TO A POINT ON SAID SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD; THENCE SOUTHEASTWARDLY ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD A DISTANCE OF 120.09 FEET TO THE PLACE OF BEGINNING.

ALSO

                                                                     EXHIBIT 4.9




PARCEL 5

THE NORTH 20 ACRES OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 6

THE NORTH 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPTING THEREFROM THE WEST 208.00 FEET THEREOF), IN COOK COUNTY, ILLINOIS.

ALSO

PARCEL 7:

THAT PART OF SECTIONS 28 AND 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING AT A POINT ON THE NORTH AND SOUTH CENTER LINE OF SECTION 33; LYING SOUTH OF THE INDIAN BOUNDARY LINE, WHERE THE NORTHEASTERLY LINE OF RIGHT-OF-WAY LINE OF THE PITTSBURGH AND CINCINNATI AND CHICAGO AND ST. LOUIS RAILWAY COMPANY, INTERSECTS SAID NORTH AND SOUTH CENTER LINE OF SAID SECTION 33, WHICH POINT IS 689.91 FEET NORTH OF THE CENTER OF SAID SECTION; RUNNING THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF THE RIGHT-OF-WAY OF THE SAID PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY, 1704.52 FEET MORE OR LESS TO THE MIDDLE OF THE CALUMET RIVER; THENCE FOLLOWING THE MIDDLE OF SAID RIVER NORTHEASTERLY, EASTERLY, SOUTHEASTERLY, SOUTHERLY, SOUTHWESTERLY, SOUTHERLY, SOUTHEASTERLY AND EASTERLY TO THE NORTHWESTERLY LINE OF THE RIGHT-OF-WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF THE RIGHT-OF-WAY OF SAID ILLINOIS CENTRAL RAILROAD COMPANY, 521.32 FEET MORE OR LESS TO A POINT WHERE THE NORTHEASTERLY LINE OF THE RIGHT-OF-WAY OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY INTERSECTS THE NORTHWESTERLY LINE OF THE RIGHT-OF-WAY OF THE SAID ILLINOIS CENTRAL RAILROAD COMPANY; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF THE RIGHT-OF-WAY OF THE SAID PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY, 2123.48 FEET TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCELS OF REAL ESTATE:

(1) A STRIP OF LAND 50 FEET WIDE LOCATED IN THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING ON THE WESTERLY SIDE OF AND ADJOINING THE 200 FOOT RIGHT-OF-WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY'S RIGHT-OF-WAY WITH THE NORTHERLY LINE OF THE RIGHT-OF-WAY OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY AND RUNNING THENCE WESTERLY

                                                                     EXHIBIT 4.9




ALONG SAID NORTHERLY RIGHT-OF-WAY LINE TO A POINT 50 FEET WESTERLY FROM THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY, RIGHT-OF-WAY MEASURED PERPENDICULARLY THERETO, THENCE NORTHERLY PARALLEL TO THE RIGHT-OF-WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY TO THE CALUMET THENCE EAST ALONG CALUMET RIVER 50 FEET MORE OR LESS TO THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY'S 200 FEET RIGHT-OF-WAY, THENCE SOUTHERLY ALONG SAID WESTERLY LINE OF RIGHT-OF-WAY TO THE PLACE OF BEGINNING.

(2) THAT PART OF THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, (SOUTH OF THE INDIAN BOUNDARY LINE) DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF THE 100 FOOT RIGHT-OF-WAY OF THE PENNSYLVANIA RAILROAD (FORMERLY THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY) WITH A LINE 50 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM AND PARALLEL WITH THE NORTHEASTERLY LINE OF THE 200 FOOT RIGHT-OF-WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY AND RUNNING THENCE NORTHEASTWARDLY ALONG THE ABOVE MENTIONED PARALLEL LINE A DISTANCE OF 387.45 FEET THENCE SOUTHWESTWARDLY A DISTANCE OF
193.96 FEET TO A POINT 146.98 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY; THENCE SOUTHWESTERLY A DISTANCE OF 160.75 FEET TO A POINT ON SAID NORTHEASTERLY LINE OF THE 100 FOOT RIGHT-OF-WAY OF THE PENNSYLVANIA RAILROAD WHICH IS 151.84 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY AND THENCE SOUTHEASTWARDLY ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE A DISTANCE OF
117.59 FEET TO THE PLACE OF BEGINNING), IN COOK COUNTY, ILLINOIS.

                                                                     EXHIBIT 4.9




PARCEL 8

THAT PART OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD ORIGINAL) 100 FOOT WIDE RIGHT-OF-WAY IN SECTION 33, SOUTH OF THE INDIAN BOUNDARY LINE, IN TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, WHICH LIES SOUTH OF THE GOVERNMENT'S SOUTHERLY CHANNEL LINE OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID RIGHT-OF-WAY, WHICH IS 80.24 FEET SOUTH OF SAID SOUTHERLY CHANNEL LINE; THENCE SOUTH 81 DEGREES, 26 MINUTES, 40 SECONDS EAST, ALONG SAID NORTHERLY LINE 89.12 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG SAID NORTHERLY LINE WHICH IS THE ARC OF A CIRCLE, CONVEX TO THE SOUTHWEST, HAVING A RADIUS OF 3,994.51 FEET, A DISTANCE OF 596.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS EAST, ALONG SAID NORTHERLY LINE, A DISTANCE OF 1,763.55 FEET; THENCE SOUTH 00 DEGREES, 00 MINUTES, 00 SECONDS WEST, A DISTANCE OF 27.97 FEET; THENCE NORTH 87 DEGREES, 17 MINUTES, 24 SECONDS WEST, A DISTANCE OF 60.07 FEET; THENCE SOUTH 85 DEGREES, 55 MINUTES, 43 SECONDS WEST A DISTANCE OF 68.17 FEET; THENCE SOUTH 82 DEGREES, 50 MINUTES, 46 SECONDS WEST, A DISTANCE OF 205.01 FEET; THENCE SOUTH 80 DEGREES, 55 MINUTES, 47 SECONDS WEST, A DISTANCE OF 19.22 FEET; THENCE SOUTH 88 DEGREES, 34 MINUTES, 14 SECONDS WEST, A DISTANCE OF 123.07 FEET; THENCE SOUTH 86 DEGREES, 40 MINUTES, 53 SECONDS WEST, A DISTANCE OF 93.29 FEET; THENCE NORTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST ALONG A LINE 67.00 FEET SOUTHERLY OF AND PARALLEL WITH SAID NORTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 1,158.00 FEET; THENCE SOUTH 83 DEGREES, 42 MINUTES, 04 SECONDS WEST, A DISTANCE OF
120.34 FEET; THENCE SOUTH 88 DEGREES, 21 MINUTES, 26 SECONDS WEST, A DISTANCE OF 77.33 FEET; THENCE NORTH 66 DEGREES, 17 MINUTES, 40 SECONDS, A DISTANCE OF
54.32 FEET; THENCE SOUTH 88 DEGREES, 02 MINUTES, 18 SECONDS WEST, A DISTANCE OF
112.22 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 58 SECONDS WEST A DISTANCE OF
86.68 FEET; THENCE NORTH 81 DEGREES, 26 MINUTES, 40 SECONDS WEST, ALONG A LINE
80.00 FEET SOUTHERLY OF AND PARALLEL WITH SAID NORTHERLY LINE, A DISTANCE OF
284.83 FEET; THENCE NORTH 04 DEGREES, 07 MINUTES, 03 SECONDS EAST, A DISTANCE OF 80.24 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

(NOTE: ALL BEARINGS DESCRIBED IN THIS PARCEL ARE BASED ON ACME PLANT NORTH BEING 52 DEGREES 01 MINUTES 30 SECONDS EAST OF THE ASSUMED GENERAL NORTH DIRECTION.)

                                                                     EXHIBIT 4.9




PIN Nos.

25-28-429-001,  25-33-200-001,  25-33-306-024, 25-33-306-025,  25-33-307-011,
25-33-307-014, 25-33-307-017, 25-33-307- 018, 25-33-307-019, 25-33-307-020,
25-33-307-021, 25-33-307-023, 25-33-307-024, 25-33-309-034, 25-33-310-012,
25-33-400- 001, 25-33-400-002, 25-33-400-012, 25-33-400-014, 25-33-400-024,
25-33-500-001, 25-33-306-003, 25-33-306-004, 25-33-306- 005, 25-33-306-006,
25-33-306-007,  25-33-306-023,  25-33-307-010.

Common Address:  13500 South Perry Avenue
                 Riverdale, Illinois  60827

                                                                     EXHIBIT 4.9





                               LEGAL DESCRIPTION
                         (RAILROAD RIGHT-OF-WAY PARCEL
                             RIVERDALE AND CHICAGO)
                                (TRACT N941292A)

***(AFFECTS TRACT - N941292A):

PARCEL 1:

THAT PART OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY PENNSYLVANIA RAILROAD) ORIGINAL 100 FOOT WIDE RIGHT-OF-WAY IN SECTION 28 AND 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL, MERIDIAN, IN COOK COUNTY, ILLINOIS, WHICH LIES NORTHERLY OF THE GOVERNMENT'S NORTHERLY CHANNEL LINE, OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER AND LYING SOUTH LINE OF 127TH STREET (PER DOCUMENT NUMBER 11034051) AND AS EXTENDED WEST TO THE SOUTHWESTERLY 100 FOOT WIDE RIGHT- OF-WAY LINE OF THE SAID CONSOLIDATED RAIL CORPORATION EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF SAID RIGHT-OF-WAY, 130.00 FEET NORTHERLY OF SAID NORTHERLY CHANNEL LINE AS MEASURED ON SAID EASTERLY RIGHT-OF-WAY, THENCE NORTH 29 DEGREES 40 MINUTES 56 SECONDS WEST ALONG SAID EASTERLY LINE, A DISTANCE OF 347.13 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG SAID EASTERLY LINE WHICH IS THE ARC OF A CIRCLE, CONVEX TO THE SOUTHWEST, HAVING A RADIUS OF 3819.83 FEET, A DISTANCE OF 522.87 FEET; THENCE SOUTH 20 DEGREES 51 MINUTES 26 SECONDS EAST, A DISTANCE OF 331.36 FEET TO A POINT 20.00 WEST OF SAID EASTERLY LINE (MEASURED NORMAL TO SAID EASTERLY
LINE); THENCE 23 DEGREES 23 MINUTES 40 SECONDS EAST, A DISTANCE OF 131.23 FEET TO A POINT 30.00 FEET WEST OF SAID EASTERLY LINE (MEASURED NORMAL TO SAID EASTERLY LINE); THENCE SOUTH 26 DEGREES 20 MINUTES 46 SECONDS EAST, A DISTANCE OF 180.80 FEET TO A POINT 40.00 FEET WEST OF SAID EASTERLY LINE (MEASURED NORMAL TO SAID EASTERLY LINE); THENCE SOUTH 28 DEGREES 27 MINUTES 32 SECONDS EAST, A DISTANCE OF 232.08 FEET; THENCE NORTH 57 DEGREES 44 MINUTES 31 SECONDS EAST ALONG A LINE PARALLEL WITH SAID NORTHERLY CHANNEL LINE, A DISTANCE OF
45.00 FEET TO THE POINT OF BEGINNING)

ALSO

ALL OF TRACT NOS. 100-1, 100-2, 101-1 AND 101-2 AS PER QUIT CLAIM DEED RECORDED NOVEMBER 30, 1982 AS DOCUMENT NUMBER 26425159 FROM THE UNITED STATES OF AMERICA TO CONSOLIDATED RAIL CORPORATION MORE PARTICULARLY BOUNDED AND DESCRIBED AS
FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE WESTERLY RIGHT-OF-WAY LINE OF SAID RAILROAD AND THE GOVERNMENTS NORTHERLY CHANNEL LINE, OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER, SAID POINT BEING COMMON WITH THE SOUTHEASTERLY CORNER OF LOT 13 IN ROBERT J. HILLS RESUBDIVISION OF BLOCK 17 IN NEW ROSELAND, A SUBDIVISION OF PART OF FRACTIONAL SECTION 33 NORTH OF INDIAN BOUNDARY LINE AND PART OF FRACTIONAL SECTION 28 AND 33 SOUTH OF INDIAN BOUNDARY LINE, ALL IN

                                                                     EXHIBIT 4.9




TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS ACCORDING TO THE PLAT THEREOF RECORDED APRIL 25, 1957 AS DOCUMENT NUMBER 16886789; THENCE SOUTH 57 DEGREES 44 MINUTES 31 SECONDS WEST ON SAID NORTHERLY CHANNEL LINE A DISTANCE OF 85.09 FEET TO A POINT ON A LINE 4.85 FEET EAST OF AND PARALLEL TO THE WEST LINE OF LOT 14 AND SAID LINE EXTENDED SOUTH IN SAID HILLS RESUBDIVISION; THENCE NORTH 29 DEGREES 40 MINUTES 56 SECONDS WEST ON THE LAST DESCRIBED PARALLEL LINE A DISTANCE OF 109.44 FEET; THENCE NORTH 23 DEGREES 06 MINUTES 14 SECONDS WEST A DISTANCE OF 79.02 FEET TO A POINT ON THE NORTHERLY LINE OF SAID LOT 14, SAID POINT BEING 14.47 FEET EASTERLY OF THE NORTHWESTERLY CORNER OF SAID LOT 14 (AS MEASURED ON THE NORTHERLY LINE OF SAID LOT 14); THENCE NORTH 23 DEGREES 16 MINUTES 58 SECONDS WEST A DISTANCE OF 93.66 FEET ON A LINE DRAWN TO A POINT 15.51 FEET WESTERLY OF THE SOUTHEASTERLY CORNER OF LOT 11 IN SAID HILLS RESUBDIVISION, (AS MEASURED ON THE SOUTHEASTERLY LINE OF SAID LOT 11); THENCE NORTH 23 DEGREES 31 MINUTES 20 SECONDS WEST A DISTANCE OF 279.12 FEET TO A POINT WHICH IS 72.17 FEET EASTERLY OF (MEASURED AT RIGHT ANGLES TO) THE WEST LINE OF LOT 3 AND 20.40 FEET SOUTH OF (MEASURED AT RIGHT ANGLES TO) THE NORTH LINE OF LOT 3 IN SAID HILLS RESUBDIVISION; THENCE NORTH 21 DEGREES 08 MINUTES 32 SECONDS WEST A DISTANCE OF
216.13 FEET TO A POINT ON THE WEST LINE OF LOT 1 IN SAID HILLS RESUBDIVISION, SAID POINT BEING 34.75 FEET SOUTH OF THE MOST NORTHERLY CORNER OF SAID LOT 1; THENCE NORTH 20 DEGREE 40 MINUTES 20 SECONDS WEST ON A STRAIGHT LINE, A DISTANCE OF 312.00 FEET MORE OR LESS TO A POINT ON THE WESTERLY LINE OF SAID RAILROAD, SAID POINT BEING 282.37 FEET NORTHWESTERLY OF (AS MEASURED ON THE WESTERLY LINE OF SAID RAILROAD) THE MOST NORTHERNMOST POINT OF BLOCK 17 IN NEW ROSELAND, A SUBDIVISION IN SAID SECTIONS, SAID POINT ALSO IDENTIFIED AS THE POINT OF TANGENT OF THE WESTERLY RIGHT-OF-WAY LINE OF SAID RAILROAD; THENCE SOUTHEASTERLY ON THE WESTERLY LINE OF SAID RAILROAD; THENCE SOUTHEASTERLY ON THE WESTERLY LINE OF SAID RAILROAD, BEING A CURVE CONVEX TO THE SOUTHWEST AN ARC DISTANCE OF 592.11 FEET (AS SHOWN ON SAID PLAT OF NEW ROSELAND SUBDIVISION) TO A POINT OF TANGENT OF SAID RAILROAD; THENCE SOUTH 29 DEGREES 40 MINUTES 56 SECONDS EAST, ON THE WESTERLY LINE OF SAID RAILROAD AND TANGENT TO THE LAST DESCRIBED CURVED LINE, A DISTANCE OF 481.63 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ALSO

                                                                     EXHIBIT 4.9




PARCEL 2:

THAT PART OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY PENNSYLVANIA RAILROAD ORIGINAL) 100 FOOT WIDE RIGHT-OF-WAY IN SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, TOGETHER WITH A
70.00 FOOT PARCEL (AS MEASURED AT 90 DEGREES TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SAID RAILROAD) LYING SOUTHWEST OF AND ADJOINING THE SOUTHWESTERLY RIGHT-OF-WAY OF SAID RAILROAD, ALL WHICH LIES SOUTHERLY OF THE GOVERNMENT'S NORTHERLY CHANNEL LINE, OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER AND WHICH LIES NORTH OF THE GOVERNMENT'S SOUTHERLY CHANNEL LINE OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THAT PART OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD ORIGINAL 100 FOOT WIDE RIGHT-OF-WAY) 100 FOOT WIDE RIGHT-OF-WAY IN
SECTION 33, SOUTH OF THE INDIAN BOUNDARY LINE, IN TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, WHICH LIES SOUTH OF THE GOVERNMENT'S SOUTHERLY CHANNEL LINE OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER, TOGETHER WITH THAT PART OF THE NORTH HALF OF FRACTIONAL SECTION 33 SOUTH OF THE INDIAN BOUNDARY LINE, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, LYING SOUTH OF THE GOVERNMENT SOUTHEASTERLY CHANNEL LINE OF THE LITTLE CALUMET RIVER, WEST OF THE SOUTHWESTERLY LINE OF THE EXISTING 100 FOOT WIDE RIGHT-OF-WAY OF THE CONSOLIDATED RAIL CORPORATION, AND INCLUDING ALL THAT PART OF SAID NORTH HALF OF FRACTIONAL SECTION 33 DESCRIBED IN QUIT CLAIM DEED RECORDED NOVEMBER 30, 1982 AS DOCUMENT 26425159 AS TRACT NUMBER 200, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHEASTERLY LINE OF SAID CHANNEL LINE AND THE NORTHERLY LINE OF SAID RIGHT-OF-WAY; THENCE SOUTH 81 DEGREES, 26 MINUTES, 40 SECONDS EAST, ALONG SAID NORTHERLY RAILROAD RIGHT-OF-WAY LINE 80.24 FEET TO A POINT; THENCE SOUTH 04 DEGREES 07 MINUTES 03 SECONDS WEST, PARALLEL TO SAID CHANNEL LINE, A DISTANCE OF 80.24 FEET; THENCE SOUTH 81 DEGREES 26 MINUTES 40 SECONDS EAST, ALONG A LINE 80.00 FEET SOUTHERLY OF AND PARALLEL WITH SAID NORTHERLY LINE, A DISTANCE OF 284.83 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 58 SECONDS EAST, A DISTANCE OF 86.68 FEET; THENCE NORTH 88 DEGREES 02 MINUTES 18 SECONDS EAST, A DISTANCE OF 112.22 FEET; THENCE SOUTH 66 DEGREES 17 MINUTES 40 SECONDS EAST, A DISTANCE OF 54.32 FEET; THENCE NORTH 88 DEGREES 21 MINUTES 26 SECONDS EAST, A DISTANCE OF 77.33 FEET; THENCE NORTH 83 DEGREES 42 MINUTES 04 SECONDS EAST, A DISTANCE OF 120.34 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 1158.00 FEET; THENCE NORTH 86 DEGREES 40 MINUTES 53 SECONDS EAST, A DISTANCE OF 93.29 FEET; THENCE NORTH 88 DEGREES 34 MINUTES 14 SECONDS EAST, A DISTANCE OF 123.07 FEET; THENCE NORTH 80 DEGREES 55 MINUTES 47 SECONDS EAST, A DISTANCE OF 19.22 FEET; THENCE NORTH 82 DEGREES 50 MINUTES 46 SECONDS EAST, A DISTANCE OF 205.01 FEET; THENCE

                                                                     EXHIBIT 4.9




NORTH 85 DEGREES 55 MINUTES 43 SECONDS EAST, A DISTANCE OF 68.17 FEET; THENCE SOUTH 87 DEGREES 17 MINUTES 24 SECONDS EAST, A DISTANCE OF 60.07 FEET, THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 27.97 FEET TO A POINT ON THE NORTHERLY LINE OF SAID RAILROAD RIGHT-OF-WAY, SAID POINT BEING
2.18 FEET SOUTH-EASTERLY OF THE EAST-WEST CENTERLINE OF, SAID SECTION 33, (AS MEASURED ON SAID RAILROAD RIGHT-OF-WAY LINE); THENCE NORTH 89 DEGREES 57 MINUTES 09 SECONDS EAST, ON THE NORTHEASTERLY RAILROAD RIGHT-OF-WAY LINE, A DISTANCE OF 249.63 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 51 SECONDS EAST, A DISTANCE OF 100.00 TO A POINT ON THE SOUTHWESTERLY RAILROAD RIGHT-OF-WAY LINE; THENCE SOUTH 89 DEGREES 57 MINUTES 09 SECONDS WEST ON THE SOUTHWESTERLY RAILROAD RIGHT-OF-WAY LINE, A DISTANCE OF 330.19 FEET TO A POINT ON THE EAST-WEST CENTER -LINE OF SAID SECTION 33; THENCE SOUTH 38 DEGREES 02 MINUTES 23 SECONDS WEST, ON THE EAST- WEST CENTERLINE OF SAID SECTION 33, A DISTANCE OF
11.34 FEET TO A POINT, (THE FOLLOWING COURSES AS DESCRIBED IN SAID DOCUMENT 26425159); THENCE NORTHWESTERLY ALONG A CURVED LINE CONVEXED NORTHEASTERLY ALONG A CURVED LINE CONVEXED NORTH- EASTERLY, HAVING A RADIUS OF 3769.70 FEET, FOR A DISTANCE OF 210.89 FEET (A CHORD BEARING OF SOUTH 84 DEGREES 27 MINUTES 12 SECONDS WEST) TO A POINT OF TANGENT; THENCE NORTHWESTERLY IN A STRAIGHT LINE, TANGENT To THE LAST DESCRIBED CURVED LINE (BEARING SOUTH 82 DEGREES 51 MINUTES 01 SECONDS WEST) A DISTANCE OF 165.44 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ON A CURVED LINE CONVEXED SOUTH WESTERLY, HAVING A RADIUS OF 3869.70 FEET, FOR A DISTANCE OF 482.91 FEET, (A CHORD BEARING SOUTH 86 DEGREES 25 MINUTES 30 SECONDS WEST), TO A POINT OF TANGENT; THENCE NORTHWESTERLY IN A STRAIGHT LINE, TANGENT TO THE LAST DESCRIBED CURVED LINE, SAID STRAIGHT LINE BEING 80 FEET SOUTH-WESTERLY OF AND PARALLEL WITH THE AFORESAID RAILROAD RIGHT-OF-WAY LINE FOR A DISTANCE OF 779.46 FEET TO A POINT OF CURVE, (SAID STRAIGHT LINE BEARING SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST); THENCE NORTHWESTERLY ON A CURVED LINE CONVEXED SOUTHWESTERLY, HAVING A RADIUS OF 3869.70, FOR A DISTANCE OF 575.77 FEET, (A CHORD BEARING NORTH 85 DEGREES 43 MINUTES 20 SECONDS WEST) TO A POINT OF TANGENT; (SAID POINT OF TANGENT BEING
243.81 FEET SOUTHEASTERLY OF THE AFORESAID CHANNEL LINE AS MEASURED ALONG A LINE 70 FEET SOUTHWESTERLY OF AND PARALLEL WITH THE AFORESAID SOUTHWESTERLY RAILROAD RIGHT-OF-WAY LINE) THENCE NORTHWESTERLY IN A STRAIGHT LINE, TANGENT TO THE LAST DESCRIBED CURVED LINE, SAID STRAIGHT LINE BEING 70 FEET SOUTH-WESTERLY OF AND PARALLEL WITH THE AFORESAID SOUTHWESTERLY RAIL-ROAD RIGHT-OF-WAY LINE, A DISTANCE OF 233.81 FEET-TO A POINT, (SAID STRAIGHT LINE BEARING NORTH 81 DEGREES 26 MINUTES 40 SECONDS WEST) SAID POINT BEING 70.21 FEET SOUTHWESTERLY OF THE AFORESAID SOUTH-WESTERLY RAILROAD RIGHT-OF-WAY LINE AS MEASURED ON A LINE PARALLEL WITH AFORESAID CHANNEL LINE, SAID PARALLEL LINE HAVING A BEARING OF SOUTH 04 DEGREES 07 MINUTES 03 SECONDS WEST, THENCE SOUTH 04 DEGREES 07 MINUTES 03 SECONDS WEST ON A LINE 10 FEET EAST OF AND PARALLEL WITH AFORESAID CHANNEL LINE, A

                                                                     EXHIBIT 4.9




DISTANCE OF 20.06 FEET TO A POINT. THENCE NORTH 81 DEGREES 26 MINUTES 40 SECONDS WEST ON A LINE 90.27 FEET (AS MEASURED ON AFORESAID CHANNEL LINE) AND PARALLEL TO AFORESAID RAILROAD RIGHT-OF-WAY LINE, A DISTANCE OF 10 FEET TO A POINT ON THE AFORESAID CHANNEL LINE; THENCE NORTH 04 DEGREES 07 MINUTES 03 SECONDS EAST ON THE AFORESAID CHANNEL LINE, A DISTANCE OF 190.57 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

(NOTE: ALL BEARINGS DESCRIBED IN THIS TRACT ARE BASED ON ACME PLANT NORTH, BEING 52 DEGREES 01 MINUTES 30 SECONDS EAST OF THE ASSUMED GENERAL NORTH DIRECTION.)

PIN Nos.

25-33-500-001, 25-33-120-002-8001, 25-33-120-002-8002, 25-33-119-021,
25-33-119-023

Common Address:
Parcel 1:                 427 West 127th Street
                          Chicago, Illinois 60628

Parcels 2 and 3:          13500 South Perry Avenue
                          Riverdale; Illinois 60827

                                                                     EXHIBIT 4.9





                               LEGAL DESCRIPTION
                                   (CHICAGO)
                                (TRACT N941292B)

***(AFFECTS TRACT N941292B):

                                                                     EXHIBIT 4.9




PARCEL 1:

THAT PART OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT WHICH IS 1500 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) AND 121.80 FEET WEST OF THE WEST LINE OF BURLEY AVENUE; THENCE NORTH 0 DEGREES 21 MINUTES 13 SECONDS EAST, 1025.17 FEET PARALLEL TO THE WEST LINE OF SOUTH BURLEY AVENUE TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE SOUTH CHICAGO AND SOUTHERN RAILROAD COMPANY AS CONVEYED BY DOCUMENT DATED SEPTEMBER 1, 1887 AND RECORDED JANUARY 25, 1888 IN THE RECORDERS OFFICE OF COOK COUNTY, ILLINOIS AS DOCUMENT NUMBER 916702; THENCE ALONG THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SAID RAILROAD TO THE NORTH LINE OF LOT 3 OF MC REYNOLDS ELEVATOR SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 18, AFORESAID, LYING EAST OF THE CALUMET RIVER; THENCE WEST ALONG THE NORTH LINE OF SAID LOT 3 TO THE EASTERLY DOCK LINE OF THE CALUMET RIVER (AS SAID LINE IS SHOWN ON GOVERNMENT SURVEY MAP THEREOF RECORDED MAY 17, 1889 IN BOOK 39 OF PLATS, PAGES 1 TO 9); THENCE SOUTHWESTERLY, SOUTHERLY AND SOUTHEASTERLY ALONG SAID EASTERLY DOCK LINE TO THE CENTER OF EAST 111TH STREET (NOW VACATED); THENCE EASTERLY ALONG THE CENTER OF SAID EAST 111TH STREET TO A POINT WHICH IS
456.20 FEET WEST OF THE WEST LINE OF BURLEY AVENUE; THENCE NORTHEASTERLY ALONG A CURVED LINE WITH A RADIUS OF 400 FEET CONVEX TO THE SOUTHEAST, AN ARC DISTANCE OF 484.63 FEET TO A POINT OF TANGENCY, SAID POINT BEING 376.02 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED); THENCE NORTH 0 DEGREES 21 MINUTES 13 SECONDS EAST ALONG THE LINE THAT IS TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 673.98 FEET TO A POINT THAT IS 1050.0 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) MEASURED ALONG THE LAST DESCRIBED COURSE; THENCE NORTH 9 DEGREES 49 MINUTES 33 SECONDS EAST, A DISTANCE OF 455.76 FEET TO THE POINT OF BEGINNING, (EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY ALL THAT PART OF THE ABOVE DESCRIBED PROPERTY LYING NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY OF THE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY PROPERTY LINES AS DESCRIBED AS PARCELS A AND B IN DOCUMENT 88081403, RECORDED FEBRUARY 25, 1988, ALSO EXCEPTING THEREFROM THAT PART OF THE NORTHEAST 1/4 OF SAID SECTION 18 LYING NORTH OF THE FOLLOWING DESCRIBED LINE: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 18; THENCE NORTH 0 DEGREES 14 MINUTES 58 SECONDS WEST ALONG THE WEST LINE OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 18, A DISTANCE OF 8.58 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 18 MINUTES 29 SECONDS EAST, A DISTANCE OF 42.42 FEET, MORE OR LESS, TO A POINT ON THE MOST WESTERLY LIMITS OF PARCEL 5 (TRACT B) AS DESCRIBED IN DOCUMENT 88081403, RECORDED ON FEBRUARY 25, 1988), IN COOK COUNTY, ILLINOIS.

                                                                     EXHIBIT 4.9




PARCEL 2:

THAT PART OF THE SOUTH 1/2 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE CENTER LINE OF EAST 111TH STREET (NOW VACATED), A DISTANCE OF
456.20 FEET WEST OF THE WEST LINE OF SOUTH BURLEY AVENUE; THENCE SOUTH 84 DEGREES 52 MINUTES 7 SECONDS WEST, A DISTANCE OF 1273.04 FEET TO A POINT ON THE EASTERLY CHANNEL LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE SURVEY OF THE UNITED STATES ENGINEERS OFFICE WAR DEPARTMENT (AS SHOWN ON SHEET NUMBER 6 DATED MARCH 1939 AND SHEET NUMBER 7 DATED MARCH 1938) TITLED: "CONTROL SURVEY CALUMET RIVER"; THENCE NORTH 0 DEGREES 39 MINUTES 3 SECONDS WEST ALONG SAID EASTERLY CHANNEL LINE OF SAID RIVER, A DISTANCE OF 129.26 FEET TO THE POINT OF INTERSECTION OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) WITH SAID EASTERLY CHANNEL LINE OF SAID RIVER; THENCE SOUTH 89 DEGREES 18 MINUTES 20 SECONDS EAST ALONG THE CENTER LINE OF SAID EAST 111TH STREET (NOW VACATED), A DISTANCE OF 1269.56 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 3

THAT PART OF THE SOUTH 778.66 FEET OF THAT PART OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18; A DISTANCE OF 348.56 FEET TO THE POINT OF BEGINNING, THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST ON A STRAIGHT LINE, A DISTANCE OF 1134.54 FEET TO A POINT ON THE NORTH LINE OF SAID SOUTH
778.66 FEET; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST ON SAID 778.66 FOOT LINE, A DISTANCE OF 24.28 FEET TO THE WESTERLY LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AFORESAID; THENCE SOUTH 34 DEGREES 53 MINUTES 52 SECONDS EAST ON THE WESTERLY LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AFORESAID, A DISTANCE OF
84.20 FEET; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST, A DISTANCE OF 1034.12 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST
1/4 OF SECTION 18, SAID POINT BEING 1218.80 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 89 DEGREES 49 MINUTES 21 SECONDS WEST ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, A DISTANCE OF 145.70 FEET TO THE POINT OF BEGINNING (EXCEPTING THEREFROM THE SOUTH 33.00 FEET THEREOF) IN COOK COUNTY, ILLINOIS.

ALSO

                                                                     EXHIBIT 4.9




THAT PART OF THE SOUTH 83.00 FEET OF THE NORTH  1/2 OF THE SOUTHWEST  1/4 OF
SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 05 MINUTES 07 SECONDS EAST ON A STRAIGHT LINE TO A POINT ON THE NORTH LINE OF THE SOUTH 778.66 FEET OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, SAID POINT BEING 732.89 FEET (MEASURED ON SAID NORTH LINE) EAST OF THE WEST LINE OF THE SOUTHWEST 1/2 OF SECTION 18, AND LYING EAST OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 300.72 FEET EAST OF (MEASURED ON SAID SOUTH LINE OF THE NORTH 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTHWESTERLY ON A STRAIGHT LINE TO A POINT 245.50 FEET EAST OF THE WEST LINE AND 386.79 FEET NORTH OF THE SOUTH LINE (MEASURED AT RIGHT ANGLES TO AND PARALLEL WITH SAID WEST LINE) OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, IN COOK COUNTY, ILLINOIS.

ALSO

THE SOUTH 33.00 FEET OF THAT PART OF THE NORTH  1/2 OF THE SOUTHWEST  1/4 OF
SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER, AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9 AND LYING EAST OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 05 MINUTES 07 SECONDS EAST ON A STRAIGHT LINE TO A POINT ON THE NORTH LINE OF THE SOUTH 778.66 FEET OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, SAID POINT BEING 732.89 FEET (MEASURED ON SAID NORTH LINE) EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, IN COOK COUNTY, ILLINOIS.

ALSO

ALL THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EAST OF A LINE PARALLEL TO AND DISTANT 505 FEET EAST OF THE WEST LINE OF SECTION 18 AND LYING NORTHWEST OF THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT ON THE EAST LINE OF THE WEST 505 FEET AFORESAID, SAID POINT BEING 529.98 FEET SOUTH OF THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID
SECTION 18, SAID EAST LINE OF THE WEST 505 FEET HAVING A BEARING OF NORTH 00 DEGREES 31 MINUTES 45 SECONDS WEST; THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST, A DISTANCE OF 772.13 FEET TO A POINT ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4, OF SECTION 18, SAID POINT BEING 1073.10 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF SECTION
18), THE WEST LINE OF THE SOUTHWEST  1/4 OF SECTION 18, SAID POINT ALSO BEING
568.10 FEET EAST OF THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, 1073.10 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS FAST ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 18, 145.70 FEET; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST,
902.19 FEET TO A POINT ON A LINE 555 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 00 DEGREES 31 MINUTES 45 SECONDS EAST ON SAID LINE 555 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 702.65 FEET TO THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 89 DEGREES 47 MINUTES 35 SECONDS WEST ON THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 50.0 FEET TO A POINT ON A LINE 505 FEET EAST OF

                                                                     EXHIBIT 4.9




(AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST  1/4 OF THE SOUTHWEST  1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 31 MINUTES 45 SECONDS WEST ON SAID LINE 505 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 791.90 FEET TO A POINT 529.98 FEET SOUTH OF THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST, 772.13 FEET TO THE POINT OF BEGINNING (EXCEPTING THEREFROM THE SOUTH 33 FEET THEREOF) IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9, AND LYING EAST AND SOUTHEASTERLY OF THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 1218.80 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF
SECTION 18, SAID NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18 HAVING A BEARING OF SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST, 902.19 FEET TO A POINT ON A LINE 555 FEET OF (AS MEASURED ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 00 DEGREES 31 MINUTES 45 SECONDS EAST ON SAID LINE 555 FEET EAST OF THE WEST LINE OF THE

                                                                     EXHIBIT 4.9




SOUTHWEST 1/4 OF SECTION 18, 702.65 FEET TO THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18, (EXCEPTING THEREFROM THE SOUTH 33 FEET OF THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 LYING EAST OF THE WEST 555 FEET THEREOF, AND LYING WEST OF A LINE 837 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4) IN COOK COUNTY, ILLINOIS.

PARCEL 4

THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 13 LYING SOUTH OF THE INDIAN BOUNDARY LINE, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM, ALL RAILROAD RIGHTS OF WAY NOW LAID OUT AND EXISTING ACROSS SAID PREMISES; ALSO EXCEPTING THEREFROM, THAT CERTAIN TRACT OF LAND LOCATED AT THE SOUTHWEST CORNER OF 110TH STREET AND TORRENCE AVENUE, BEING DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE 110TH STREET AND TORRENCE AVENUE; THENCE SOUTH ON THE WEST LINE OF TORRENCE AVENUE; A DISTANCE OF 600.19 FEET; THENCE WEST 274 FEET 4 INCHES, MORE OR LESS, TO THE NORTHEASTERLY LINE OF THE RIGHT-OF-WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD; THENCE NORTHWESTERLY ON THE NORTHEASTERLY LINE OF SAID RIGHT-OF-WAY, A DISTANCE OF 714 FEET AND 4 INCHES, MORE OR LESS, TO THE SOUTH LINE OF 110TH STREET; THENCE EAST ON THE SOUTH LINE OF 110TH STREET, A DISTANCE OF 665 FEET, MORE OR LESS, TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 5

THE NORTHEAST  1/4 OF THE NORTHEAST 1/4 (EXCEPT THE WEST 33 FEET THEREOF) OF
SECTION 24, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PIN Nos.

25-24-201-001, 26-18-100-005, 26-18-200-007, 26-18-200-009, 26-18-200-011,
26-18-200-013, 26-18-210-021, 26-18-210-023, 26-18-300-019, 26-18-300-023,
26-18-300-024, 26-18-300-026, 26-18-301-006, 26-18-301-010, 26-18-301-011,
26-18-400-003, 26-18-402-005, 26-18-408-005, 25-13-400-008, 25-18-200-019,
25-18-200-020, 25-18-200-021

Common Address:

Parcel 1 and Parcel 2:    10730 South Burley
                          Chicago, Illinois 60617

Parcels 3, 4 and 5:       11236 South Torrence Avenue
                          Chicago, Illinois 60617







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
                                                                     EXHIBIT 4.9





                               LEGAL DESCRIPTION
                               (WILDWOOD PARCEL)
                                (TRACT N941292C)

*(AFFECTS TRACT N941292C):

THOSE PARTS OF FRACTIONAL SECTIONS 28 AND 33 SOUTH OF THE INDIAN BOUNDARY LINE AND OF FRACTIONAL SECTION 33 NORTH OF THE INDIAN BOUNDARY LINE IN TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:
LYING NORTHEASTERLY OF THE NORTHEASTERLY LINE OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD ORIGINAL) 100 FOOT WIDE RIGHT-OF-WAY; LYING SOUTH OF THE SOUTH LINE OF 127TH STREET (PER DOCUMENT NUMBER 11045051) AND AS EXTENDED WEST TO THE NORTHEASTERLY 100 FOOT WIDE RIGHT-OF-WAY OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD); LYING NORTHWESTERLY OF THE U.S. CHANNEL LINE BY GRANT RECORDED FEBRUARY 6, 1939 AS DOCUMENT NUMBER 12268331; AND LYING WEST AND SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE: COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF WEST 127TH STREET (66 FEET WIDE) AS RECORDED UNDER DOCUMENT NUMBER 11045051 IN COOK COUNTY, RECORDER'S OFFICE WITH THE SOUTHERLY PROLONGATION OF THE CENTER LINE OF SOUTH WENTWORTH AVENUE; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID WEST 127TH STREET A DISTANCE OF 468.65 FEET TO THE PLACE OF BEGINNING FOR SAID LINE; THENCE SOUTH A DISTANCE OF 646.52 FEET, THENCE SOUTH 46 DEGREES 47 MINUTES 38 SECONDS EAST A DISTANCE OF 525.85 FEET, MORE OR LESS TO THE U.S. CHANNEL LINE BY GRANT RECORDED FEBRUARY 6, 1939 AS DOCUMENT NUMBER 12268331, BEING THE POINT OF TERMINATION OF SAID LINE, ALL IN COOK COUNTY, ILLINOIS.

PIN Nos. 25-28-426-004, 25-33-109-001, 25-33-109-003

Common Address:  427 West 127th Street
                 Chicago, Illinois 60628

                                                                     EXHIBIT 4.9





                               LEGAL DESCRIPTION
                         (BURLEY STREET LOTS, CHICAGO)
                                (TRACT N941292D)

*(AFFECTS TRACT N941292D)

PARCEL 1:

LOTS 35 TO 45, BOTH INCLUSIVE, IN BLOCK 4 IN GAGNE'S SUBDIVISION OF THE WEST 1/2 OF THE SOUTH WEST 1/4 OF THE NORTH EAST 1/4 OF THE NORTH EAST 1/4 OF
SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOTS 25 THROUGH 48 INCLUSIVE, IN BLOCK 5 IN RUSSELL'S SUBDIVISION OF THE SOUTH EAST 1/4 OF THE NORTH EAST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PIN Nos. 26-18-205-049, 26-18-215-059

Common Address:  10730 South Burley
                 Chicago, Illinois 60617

                                                                     EXHIBIT 4.9





                               LEGAL DESCRIPTION
                         (ADDITIONAL CHICAGO PROPERTY)
                                (TRACT N941292E)

PARCEL 1:

A PARCEL OF LAND 30 FEET IN WIDTH LOCATED IN THE SOUTHEAST 1/4 (SOUTH OF THE INDIAN BOUNDARY LINE) OF SECTION 13, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN COOK COUNTY, ILLINOIS, AND MORE PARTICULARLY, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 13, AND THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF SIX HUNDRED FORTY AND EIGHT ONE-HUNDREDTHS (640.08) FEET TO A POINT; THENCE WESTERLY ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED A COURSE A DISTANCE OF FORTY (40) FEET TO A POINT; THENCE WESTERLY ALONG A LINE FORMING AN ANGLE OF 0 DEGREES 42 MINUTES 30 SECONDS TO THE RIGHT WITH A PROLONGATION OF THE LAST DESCRIBED COURSE, A DISTANCE OF TWO HUNDRED THIRTY-EIGHT AND NINE ONE-HUNDREDTHS (238.09) FEET MORE OR LESS TO A POINT OF INTERSECTION WITH A LINE WHICH IS PARALLEL TO AND 30 FEET NORTHEASTERLY OF (MEASURED PERPENDICULARLY) THE EASTERLY LINE OF THE NEW RIGHT-OF-WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED; THENCE CONTINUING WEST ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF THIRTY- SIX AND TWENTY-FOUR ONE-HUNDREDTHS (36.24) FEET, MORE OR LESS, TO A POINT IN THE EASTERLY LINE OF THE NEW RIGHT-OF-WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD; THENCE NORTHWESTERLY ALONG SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF FOUR HUNDRED NINETY-ONE AND FIFTY-THREE ONE HUNDREDTHS (491.53) FEET MORE OR LESS TO A POINT WHICH IS TWO HUNDRED TWENTY-TWO AND EIGHTY ONE-HUNDREDTHS (222.80) FEET SOUTHEASTERLY (MEASURED ALONG SAID EASTERLY RIGHT-OF-WAY LINE) OF A LINE WHICH IS PARALLEL TO AND FORTY (40) FEET SOUTH OF (MEASURED PERPENDICULARLY) THE NORTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 13; THENCE NORTHEASTERLY ALONG A LINE PERPENDICULAR TO SAID EASTERLY RIGHT-OF-WAY LINE A DISTANCE OF THIRTY (30) FEET TO A POINT: THENCE SOUTHEASTERLY ALONG A LINE WHICH IS PARALLEL TO AND THIRTY
(30) FEET NORTHEASTERLY OF (MEASURED PERPENDICULARLY) SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF FIVE HUNDRED ELEVEN AND EIGHTY-SEVEN ONE-HUNDREDTHS (511.87) FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

                                                                     EXHIBIT 4.9





PARCEL 2:

THAT PART OF THE EAST  1/2OF THE SOUTHEAST  1/4 (SOUTH OF THE INDIAN BOUNDARY
LINE) OF SECTION 13, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON A LINE, FORTY (40) FEET SOUTH AND FOUR HUNDRED EIGHTY-FOUR AND NINE-TENTHS (484.9) FEET WEST OF THE INTERSECTION OF THE NORTH LINE OF THE SOUTHEAST ONE-QUARTER (SE 1/4) (SOUTH OF THE INDIAN BOUNDARY LINE) OF SECTION THIRTEEN (13), TOWNSHIP THIRTY-SEVEN (37) NORTH, RANGE FOURTEEN (14) EAST OF THE THIRD PRINCIPAL MERIDIAN WITH THE EAST LINE OF SAID SECTION, SAID POINT BEING ON A LINE PARALLEL TO THE NORTH LINE OF SAID SECTION; THENCE SOUTH FOR A DISTANCE OF ONE HUNDRED NINETEEN AND EIGHT-TENTHS FEET (119.8) ON A LINE PERPENDICULAR TO SAID LINE; THENCE SOUTHWESTERLY FOR A DISTANCE OF ONE HUNDRED TWENTY AND FIVE-TENTHS, (120.5) FEET TO A POINT ON THE EASTERLY LINE OF RIGHT-OF-WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD COMPANY, SAID RIGHT-OF-WAY LINE BEING PERPENDICULAR TO SAID SOUTHWESTERLY LINE; THENCE IN A NORTHWESTERLY DIRECTION ALONG SAID EASTERLY RIGHT-OF-WAY LINE FOR A DISTANCE OF TWO HUNDRED TWENTY-TWO AND EIGHT-TENTHS (222.8) FEET TO A POINT ON A LINE FORTY
(40) FEET SOUTH AND SEVEN HUNDRED EIGHT (708) FEET WEST OF THE INTERSECTION OF THE NORTH LINE OF SAID SOUTHEAST ONE-QUARTER (SE 1/4) OF SAID SECTION WITH THE EAST LINE OF SAID SECTION; THENCE EAST ALONG SAID LINE PARALLEL TO THE NORTH LINE OF SAID SECTION FOR A DISTANCE OF TWO HUNDRED TWENTY- THREE AND ONE-TENTH (223.1) FEET TO THE POINT OF BEGINNING.

PIN Nos.: 25-13-400-003, 25-13-400-006

Common Address:  11236 South Torrence
                 Chicago, Illinois 60617






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